                                                                 Exhibit 10.3.11

                              AMENDED AND RESTATED

                       POWER PURCHASE AND SALES AGREEMENT

                                     BETWEEN

                                 MAMMOTH-PACIFIC

                                       AND

                       SOUTHERN CALIFORNIA EDISON COMPANY

                              EXISTING FACILITY G1

12/01/86

                                TABLE OF CONTENTS

SECTION                               TITLE                                 PAGE

15. AGREEMENT PRICE, MEGAWATTHOUR ("MWH")
    CREDIT ACCUMULATION AND REPAYMENT, AND

    EXHIBIT B -   DEED OF TRUST, ASSIGNMENT OF RENTS,

    EXHIBIT E -   POWER PURCHASE AND SALES
                  TERMINATION AGREEMENT....................................  E-1

    EXHIBIT F -   EFFECTIVE NET CAPACITY AND NET
                  CAPACITY.................................................  F-1

    EXHIBIT G -   GUARANTY AGREEMENT.......................................  G-1

                              AMENDED AND RESTATED
                       POWER PURCHASE AND SALES AGREEMENT

1. PARTIES:

     1.1 The Parties to this Amended and Restated Power Purchase and Sales
Agreement are: Mammoth-Pacific ("Seller"), a California general partnership, and
Southern California Edison Company ("Edison"), a California corporation, individually "Party", and collectively, "Parties."

2. RECITALS: This Agreement is made with reference to the following facts, among others:

     2.1 This is an Amended and Restated Power Purchase and Sales Agreement
which supercedes and replaces, in all terms and conditions, the original Mammoth
Power Purchase and Sales Agreement between Mammoth Binary Power Company and
Southern California Edison Company, executed on October 20, 1983, and assigned to Mammoth Pacific on October 20, 1983, and Amendment No. 1 thereto, executed on December 30, 1983;

     2.2 This Amended and Restated Power Purchase and Sales Agreement provides for the following revisions, among others; restructuring of payment provisions for energy and capacity purchased by Edison, redefining the "Megawatt Hour
Credit Accummulation," providing additional financial security to Edison and outlining Seller's option to supply power from the Generating Facility for operation of the Geothermal Facility and the Generating Facility;

     2.3 This Amended a Restated Power Purchase and Sales Agreement is made and entered into with reference to the concurrent execution of that certain Power
Purchase and Sales Termination Agreement, which is set forth as Exhibit E, attached hereto and made part hereof by this reference, by which Pacific
Lighting Energy Systems, a California Corporation, the owner of all the capital stock of Pacific Geothermal Company, a California Corporation, (successor in interest to Pacific Energy Resources, Inc. a wholly owned subsidiary of Pacific
Lighting Energy Systems), and general partner of Seller, will terminate those certain landfill project Power Purchase and Sales Agreements identified therein;

     2.4. Seller desires to construct, own, operate and control a 10 MW (gross)
generating facility to be located near Casa Diablo Hot Springs, California beginning in 1984 for a term of thirty years;

     2.5 The Generating Facility is presently in operation, with a Date of
Initial Delivery of November 26, 1984, and a date of Firm Operation of February
26, 1985;

     2.6 Edison desires to purchase Net Energy and capacity to be made available by Seller to Edison from the Project;

     2.7 The Parties desire that the Project be operated and maintained as a base load generating resource for the Edison electric system;

     2.8 The Parties desire, by this Agreement, to establish the terms, conditions and obligations pursuant to which they can accomplish the above desires and needs.

3.   AGREEMENT: The Parties agree as follows:

                                        2

4. DEFINITIONS: When used with initial capitalization, whether in the singular or in the plural, the following terms shall have the following meanings:

     4.1 Agreement: This "Amended and Restated Power Purchase and Sales
Agreement Between Mammoth-Pacific and Southern California Edison Company," and
Exhibits thereto, as may be amended from time to time.

     4.2 Agreement Price: The price, expressed in cents per kilowatthour, paid by Edison to Seller for Net Energy delivered and Net Capacity made available under the terms of this Agreement. The Agreement Price includes the Base
Capacity Price.

     4.3 Auxiliary Components: All equipment necessary for the operation and maintenance of the Project except the Geothermal Facilities.

     4.4 Auxiliary Load: That energy necessary to meet the electrical requirements of the Auxiliary Components. Such requirements shall approximate
3,000 kilowatts (kW) as delivered over a period of time.

     4.5 Avoided Cost: For the purposes of this Agreement, "Avoided Cost" shall be equal to the time period weighted average cost of energy as reflected in
Edison's Published avoided cost plus the Base Capacity Price converted to d/kWh.
If no applicable Published avoided cost of energy or Base Capacity Price is available, an avoided cost of energy and Base Capacity Price shall be determined in a manner consistent with the methodology used for the most current avoided cost of energy and Base Capacity Price.

     4.6 Base Capacity Price: For the purposes of this Agreement, the Base
Capacity Price shall be 1.94(cent) per kWh. The Base Capacity Price is the capacity price currently Published in the Annual Capacity-Payment Schedule for
Standard Offer No: 2 Firm Power Purchases, effective February 14, 1983 for
30-year power purchase contracts with an initial date of operation in 1984. The
Published capacity price ($137 per kW per year) has been adjusted by a factor of
1.24 to conform with the change in capacity price methodology ordered by the
Commission in Decision No. 82-12-120. The Base Capacity Price may change if the
Date of Initial Delivery does not occur in 1984.

     4.7 Commission: The Public Utilities Commission of the State of California.

     4.8 Control: To establish the electrical output of the Project through dispatching procedures including shutdown and startup procedures.

     4.9 Date of Initial Delivery: The date when Seller initially delivers Net
Energy to the Point of Interconnection.

     4.10 Date or Firm Operation: The applicable date mutually agreed upon by the Operating Representatives on which one or both generating units of the
Project are determined to be a reliable source of generation and when such unit or units can reasonably be expected to operate continuously and reliably at the applicable Net Capacity.

     4.11 Edison Electric System Integrity: A state of being which contemplates the normal operation of the Edison electric system in a manner which minimizes risks of

injury to persons and/or damage to, or loss of, property and enables Edison to provide reliable electric service.

     4.12 Effective Net Capacity: A nominal value of Net Capacity, expressed in megawatts (MW), selected by the Operating Representatives for use in determining the Monthly Capacity Factor. The Effective Net Capacity shall be established and agreed upon by the Operating Representatives as set forth in Exhibit F, attached hereto and made part hereof by this reference.

     4.13 Emergency: A condition or situation which, in Edison's sole judgment, affects Edison's ability to provide reliable electric service.

     4.11 Generating Facility: All of Seller's generators, together with all protective and other associated equipment and improvements, necessary to produce electrical power at Seller's Facility excluding associated land, land rights, and interests in land.

     4.15 Geothermal Facilities: The geothermal fluid gathering and disposal system, including all pipes, valves, pumps, meters and electrical equipment, which are utilized in conjunction with the Project.

     4.16 Interconnection Facilities: Those protection, metering, electric line(s) and other Facilities required, in Edison's sole judgment, to permit connection of the Edison electric system and the Project at the Point of
Interconnection.

     4.17 Magma: Magma Energy, Incorporated, a Nevada corporation.

     4.18 Magma Lease: The lease agreement between Holt Geothermal Company and
Magma which has been, or is to be, assigned to Seller and is attached hereto as
Exhibit D.

     4.19 Magma Resource: The geothermal reservoir underlying the land owned in fee by Magma as described in the Magma Lease.

     4.20 Monthly Capacity Factor: For each month, the Net Energy delivered to
Edison, expressed in megawatthour (Kwh), divided by the product of Effective Net
Capacity, expressed in megawatts (MW), and the sum representing the total hours in the month less the number of hours of curtailment in the month resulting from requests by Edison pursuant to Section 8.2, Uncontrollable Forces and Project scheduled outages. For the purpose of determining the Monthly Capacity Factor, scheduled outage hours shall be limited to a maximum of 480 hours per unit per year.

     4.21 Net Capacity: Gross generating capacity of the Project less the capacity requirements of the Auxiliary Components, expressed in megawatts (MW).
Net Capacity available to Edison will vary with ambient temperature, as set forth in Exhibit F, with one and two generting units in operation.

     4.22 Net Energy: Total electrical energy, expressed in kilowatthours (kWh)
or megawatthours (MWh), generated by the Project less all Auxiliary Load energy requirements provided by the Project.

     4.23 Operating Representatives: Representatives of the Parties appointed pursuant to Section 18.

     4.24 Point of Interconnection: The point at the Seller's 33 kilovolt (kV)
dead end structure in the Project switchyard where Edison's electrical conductors connect with Seller's electrical conductors and where Net Energy is transferred from the Project to Edison.

     4.25 Project: Seller's electric generating facility which shall consist of two (2) independent 5 MW (gross) binary cycle generating units with a total design rating of 10 MW (gross), including facilities appurtenant to, or incidental to, said units. The Project shall not include, among other things, the Interconnection Facilities or the Geothermal Facilities or any land, land rights or interests in land associated with such facilities.

     4.26 Published: For the purposes of this Agreement, "Published" is defined as publication by, or for, Edison in accordance with any order or decision by the Commission.

     4.27 Quarter: A calendar quarter of three months ending on the last day of
March, June, September or December.

5. TERM AND TERMINATION:

     5.1 This Agreement shall become effective when executed by the Parties and shall remain in effect until terminated pursuant to any of the following:

          5.1.1 Upon not less than five (5) years prior written notification by either Party to the other Party, which notification shall not be given prior to the expiration of twenty-five years from the Date of Firm Operation; or

          5.1.2 If the Date of Initial Delivery does not occur prior to January
1, 1985, or if the Date of Firm Operation does not occur prior to March 1, 1985, unless otherwise agreed to, in writing, by the Parties; or

          5.1.3 Should Edison, or any Edison subsidiary or affiliate designated by Edison in its sole judgment, exercise Edison's rights pursuant to Section 13 or Section 14.2.

6. POWER SALES:

     6.1 Subject to the terms and conditions of this Agreement, Seller hereby agrees to deliver and sell to Edison, and Edison hereby agrees to accept and purchase from Seller, all Net Energy delivered and all Net Capacity made available by Seller to Edison at the Point of Interconnection.

     6.2 Upon request by Seller, Edison shall supply, and Seller shall purchase, capacity and energy in amounts necessary to meet the Project's start-up and
Auxiliary Load requirements. Seller shall pay Edison for such capacity and energy in accordance with Edison's time-of-use energy tariff for electric service exceeding 500 kW, as now in effect or as may hereafter be authorized by the Commission to be revised ("Tariff Schedule TOU-8").

     6.3 Seller shall use its best efforts to design, construct; operate and maintain the Project so as generate the maximum amount of Net Energy and associated Net Capacity.

     6.4 Seller shall operate the Project as a base load facility with a planned long-term annual capacity factor of 75% in accordance with generally accepted practices in the electric utility industry in the State of California.

     6.5 If Seller desires to develop any additional capacity from the Magma
Resource, Edison shall have the right to Purchase such additional capacity and associated energy therefrom. If the Parties are unable to reach a satisfactory agreement and such additional capacity and associated energy is offered to any other party or parties, Edison shall have the right to purchase such capacity and energy under the same terms and conditions as those under which Seller is willing to sell, and another party or parties are willing to purchase, the additional capacity and associated energy.

     6.6 Seller shall have an option to elect to provide power for the operation of the Geothermal Facilities from its own Generating Facility or to purchase such power from Edison. If Seller elects to exercise such option, Seller shall give Edison prior written notice thereof. If Seller elects to exercise such option, this Agreement shall be amended to provide appropriate reimbursement to
Edison for interconnection facilities. If metering changes are required to implement the exercise of such option, such changes shall be at the expense of
Seller. If such option is exercised by Seller, then Seller shall repay unearned capacity payments in accordance with the following formula calculated for each year of delivery until the date Seller begins serving the Geothermal Facilities from its own generating facility:

                 Reduction in annual average contract capacity x
                        annual average contract capacity

              ($0.0194/kWh - annual as-available"
                             capacity price $/kWh) x
                             (annual kWh purchased
                             by Edison)

             "     From Edison's Standard Offer No. 1 capacity table.

7. PROJECT LAND:

     7.1 Seller, at no cost to Edison, shall acquire and own all land, land rights and interests in land necessary for Seller to construct, operate and maintain the Project.

     7.2 Edison shall, as it deems necessary or desirable, build electric lines and facilities, both overhead and underground, and install metering and any other equipment, for the purpose of effecting the arrangements contemplated in this Agreement. The aforementioned shall be done after satisfaction of the requirements of Sections 7.3 and 7.4. The physical location of such electrical lines, facilities, metering and any other equipment shall be determined by agreement of the Parties.

     7.3 Seller shall reimburse Edison for the cost of any property rights or interests which are required by Edison to meet its obligations under this
Agreement.

     7.4 Seller shall grant to Edison, without cost to Edison, and by a mutually acceptable instrument(s) the following:

          7.4.1 Rights-of-way, licenses, easements and all other rights and interests necessary to construct, reconstruct, use, maintain, alter, add to, enlarge, repair, replace, inspect or remove, at any time, the electric lines and facilities, both overhead and

                                       10

underground, or any other equipment installations required by Edison to effect the arrangements contemplated in this Agreement. The contemplated arrangements include those necessary to install, operate and maintain the meters for the
Geothermal Facilities (Meters 1-A, 2-A and 1-B, 2-B) and the 33 kV meters, both as depicted in Exhibit A, and the arrangements necessary to supply capacity and energy to the Geothermal Facilities;

          7.4.2 Rights of ingress and egress at all reasonable times necessary for Edison to perform any one or more of the activities contemplated in this
Agreement;

     7.5 The electric lines, facilities, metering and/or any other equipment referred to in this Section 7 installed by Edison, shall be, and shall remain, the property of Edison; and

     7.6 All rights or interests granted by Seller to Edison pursuant to this
Section 7 shall be coterminous with this Agreement.

8. OWNERSHIP AND CONTROL OF PROJECT:

     8.1 Seller, at no cost to Edison, shall own the Project and shall design, construct, operate and maintain the Project in accordance with good engineering and operating practices in California.

     8.2 Seller shall Control the Project. However, to facilitate maintenance of
Edison facilities, or during periods of Emergency, or to maintain Edison
Electric System Integrity, Seller shall, if requested by Edison, and at no cost or obligation to Edison: (i) disconnect the Project from the Edison electric system or (ii) reduce the electrical output of the Project to the level of the
Project's total electrical requirement, as appropriate.

                                       11

Each Party shall endeavor to correct within a reasonable period the conditions on its facilities and/or system which necessitate such disconnection or reduction of output. Such disconnection or reduction of electrical output shall be limited to the period of time such condition exists.

9. DESIGN AND CONSTRUCTION OF PROJECT:

     9.1 Seller, at no cost to Edison, shall acquire all permits and approvals, and complete, or have completed, all environmental impact studies required for the construction, operation and maintenance of the Project.

     9.2 Edison shall have the right to review the electrical drawings pertaining to the design of the Project and the Point of Interconnection. Such review shall be done in a timely manner and may include, but not be limited to, the generator, governor, excitation system, sychronizing equipment, protective relays and neutral grounding.

     9.3 Edison shall have the right to require modifications to the design of the Project and/or the Point of Interconnection as it deems necessary for proper and safe operation of the Project when in parallel with the Edison electric system. If Seller does not agree to such modifications, the differences between the Parties shall be resolved pursuant to Section 25 prior to design approval.

     9.4 Seller shall furnish, install, operate and maintain in good order and repair and without cost to Edison, the relays, meters, power circuit breakers, synchronizer and other control and protective apparatus as shall be agreed to by the Parties pursuant to Section 9.3.

                                       12

     9.5 Future changes on the Edison electric system and/or to the Project may require modification of the design of the Project or the Point of
Interconnection. Any such modification, whether proposed by Edison or Seller, shall be subject to the provisions of this Section 9.

     9.6 Edison shall have the right to monitor the construction, start-up, operation and maintenance of the Project and have the right to consult with, and make recommendations, to Seller's Operating Representative.

     9.7 Seller shall furnish to Edison the Project construction schedule and shall notify Edison, at last one (1) year prior to the Date of Firm Operation, of any changes in such schedule which affect the Date of Firm Operation.

     9.8 Edison shall have full access to all Project operations a have the right to use, solely for itself, free of royalty payments, any technological innovations developed by Seller in producing Net Energy from the Magma Resource.
Edison shall have full access to all operating data and input regarding operation of the Project and the Geothermal Facilities. Except as otherwise legally required, Edison shall not disclose such information to others without first obtaining written permission from Seller.

10. OPERATION OF PROJECT:

     10.1 Seller shall operate and maintain the Project and the Project's protective apparatus in accordance with applicable electric utility industry standards and good engineering practices with respect to synchronizing, voltage and reactive power control. Seller shall operate the Project with all protective apparatus in service whenever the

                                       13

Project is connected to, or is operated in parallel with, the Edison electric system. Any deviation for brief periods of emergency or maintenance shall only be by agreement of the Parties.

     10.2 Each Party shall keep the other Party's Operating Representative informed as to the operating schedule of its respective facilities affecting the other Party's operation hereunder, including any reduction in Net Capacity. In addition, Seller shall provide Edison with reasonable advance notice regarding its scheduled outages, including any reduction in Net Capacity availability in accordance with the following:

         SCHEDULED OUTAGE                            ADVANCE NOTICE
         EXPECTED DURATION                           TO EDISON
         -----------------                           -----------------------
         Less than one day                           24 Hours
         One day or more (except major overhaul)      1 Week
         Major Overhaul                               6 Months

     10.3 Notification by a Party's Operating Representative of outage date and duration should be provided to the other Party's Operating Representative by telephone.

     10.4 Seller shall use its best efforts to schedule outages during the off-peak hours as specified in Edison's Tariff Schedule TOU-8 and during expected minimal generation periods as agreed upon by the Operating.
Representatives.

     10.5 Seller shall maintain an operating log at the Project with records of:
real and reactive power production, changes in operating status, outages, protective apparatus operations and any unusual conditions found during inspections. In addition, Seller shall maintain records applicable to the
Project, including the electrical characteristics of the generator and settings or adjustments of the generator control equipment and protective

                                       14

devices. Seller shall make such information available to Edison upon request and shall provide copies of such operating log and records, if requested, to Edison within thirty days of Edison's request.

     10.6 If, at any time, Edison has reason to doubt the integrity of any of the Project's protective apparatus and believes that such loss of integrity would be hazardous to the Edison Electric System Integrity, Seller shall demonstrate, to Edison's satisfaction, the correct calibration and operation of the equipment in question.

     10.7 Seller shall test all protective devices with qualified personnel at intervals not to exceed four (4) years.

     10.8 Seller shall notify Edison at least fourteen calendar days prior to:
(i) initial energizing of the Point of Interconnection; (ii) initial parallel operation of each of the Project's generators; and (iii) initial testing of the
Project's protective apparatus. Edison shall have the right to have a representative present at such times.

     10.9 Seller shall, to the extent possible, provide reactive power for its own requirements and, where applicable, the reactive power losses of interfacing transformers. Seller shall not deliver excess reactive power to Edison unless otherwise agreed upon by the Parties.

     10.10 Edison shall install, at Seller's cost, telemetering equipment for the purpose of monitoring the operation of the Project generators. Seller shall, as required by Edison, install additional meters, at a location within the
Project, as agreed upon by both Parties, to enable Seller to make daily telephone reports in the event telemetering

                                       15

equipment is inoperative. All costs of additional meter equipment, installation, ownership and administration shall be borne by Seller, including costs incurred by Seller for inspecting and testing such equipment.

11. INTERCONNECTION FACILITIES:

     11.1 Edison,, at no cost to Seller shall own the Interconnection Facilities and shall design, construct, operate and maintain said facilities in accordance with good engineering and operating practices in the State of California.

     11.2 Edison shall use its best efforts to schedule maintenance of the
Interconnection Facilities during the off-peak hours as specified in Edison's
Tariff Schedule TOU-8, and during expected minimal generation periods as agreed upon by the Operating Representatives. The anticipated duration of any scheduled or unscheduled outages of said facilities shall be communicated promptly to
Seller in a manner as directed in writing by Seller's Operating Representative.

     11.3 This Section 11 shall be subject to Seller's option regarding provision of power for the operation of the Generating Facility and Geothermal
Facilities as set forth in Section 6.6 of this Agreement.

12. DELIVERY AND MEASUREMENT OF NET ENERGY:

     12.1 Seller shall make, and Edison shall accept, Net Energy deliveries at the Point of Interconnection. Such deliveries shall be measured at the Edison 33
kV metering arrangement as shown in Exhibit A. The 33 kV measurement meters shall be provided, owned and maintained at Edison's expense. Readings from such meters shall

                                       16

be the basis for determining Edison's Net Energy payments to Seller. For billing purposes, Edison shall read and record the 33 kV meter measurements on a monthly basis.

     12.2 Edison's meters shall be sealed, and the seals shall be broken only when the meters are to be inspected, tested or adjusted by Edison. Seller shall be given reasonable notice of testing and have the right to have its representative present on such occasions.

     12.3 Edison shall test, at its expense, the Edison Meters installed pursuant to this Agreement at least once each year. Edison shall test the meters at any reasonable time upon the request of Seller at Seller's expense. If Seller requests such a test, Seller shall reimburse said expense to Edison within thirty days after presentation of a bill therefor.

     12.4 Metering equipment found to be inaccurate shall be repaired, adjusted or replaced by Edison so that the metering accuracy of said equipment shall be within two percent (2%). If metering equipment inaccuracy exceeds two percent
(2%), the correct amount of Net Energy delivered during the period of said inaccuracy shall be estimated by Edison and agreed upon by the Parties.

13. SALE OF PROJECT:

     13.1 If Seller desires to sell the Project and/or Geothermal Facilities,
Seller shall promptly first offer to Edison, or any Edison subsidiary or affiliate designated by Edison in its sole judgment, the right to purchase the
Project and/or Geothermal Facilities

                                       17

and to purchase brine pursuant to the Magma Lease. Edison, or any Edison subsidiary or affiliate designated by Edison in its sole judgment, shall have up to ninety days from receipt to accept Seller's offer or to negotiate with Seller to reach mutual agreement.

     13.2 In the event the Parties are unable to reach a satisfactory agreement pursuant to Section 13.1 and the Project and/or Geothermal Facilities are
offered to any other party or parties, Edison or any Edison subsidiary or affiliate designated by Edison in its sole judgment, shall have up to thirty days from receipt of written notice of such terms to purchase the Project under the same terms and conditions as those under which Seller is willing to sell, and another party or parties are willing to purchase, the Project and/or
Geothermal Facilities.

     13.3 Seller represents and warrants that it: (i) presently has, and shall maintain at all times during the term of this Agreement, interests and rights necessary for the engineering, design, ownership, construction, operation, maintenance and testing of the Project and the Geothermal Facilities, (ii) shall not assign any such rights or interests without the prior written consent of
Edison during the term or this Agreement as provided in Section 24, (iii) shall not permit to be enforced against such rights or interests any liens or encumbrances, and (iv) shall provide Edison all of those interests and rights, including, but not limited to the Geothermal Facilities, necessary for the ownership, operation and maintenance of the Project and Geothermal Facilities for a term equal to that agreed upon pursuant to Section 13.1 in the event that
Edison purchases the Project and Geothermal Facilities.

                                       18

     13.4 If Seller sells or otherwise conveys any interest in the Project and/or Geothermal Facilities, Seller shall pay immediately to Edison the accrued
MWh Credit balance (converted to kWh) converted to dollars by multiplying said amount by the then current Avoided Cost for energy and capacity (converted to
(cent)/kWh) together with any other sums then due Edison hereunder.

14. ABANDONMENT:

     14.1 The Project and Geothermal Facilities shall be deemed abandoned if
Seller terminates operation of the Project and Geothermal Facilities with the intent that such termination is permanent. Such intent shall be conclusively presumed by either (i) Seller's notice to Edison of such intent or (ii) Seller's operation or nonoperation of the Project and Geothermal Facilities such that no
Net Energy is generated for two hundred consecutive days during any period after the Date of Firm Operation, unless otherwise agreed upon in writing by the
Parties.

     14.2 If Seller abandons the Project and Geothermal Facilities during the term of this Agreement, Edison, or any Edison subsidiary or affiliate designated by Edison in its sole discretion, shall have the first right to Purchase the
Project and Geothermal Facilities at their fair market value or by assuming the construction/permanent loan from an institutional lender for the construction of the Project and Geothermal Facilities ("Project Loan"), existing at the time of purchase. Until the accrued MWh Credit, as provided for in Section 15.2.2 has been reduced to zero, the amount of the Project Loan shall not exceed eleven million dollars ($11,000,000) unless otherwise agreed upon by

                                       19

the Parties. The proceeds of the Project loan shall only be used in connection with the Project and Geothermal Facilities. Seller shall not extend or otherwise modify any term of the Project Loan without the prior written consent of Edison.

     14.3 If Edison purchases the Project and Geothermal Facilities pursuant to
Section 14.2, Seller shall, at the time of such purchase, provide Edison with those interests and rights necessary for the ownership, operation and maintenance of the Project and Geothermal Facilities, including, but not limited to those rights provided to Seller under the Magma Lease, necessary to produce and utilize geothermal energy in sufficient quantities to operate the Project and Geothermal Facilities at a level necessary to obtain and sustain the agreed-upon Net Capacity for the remaining term of this Agreement.

     14.4 If Seller abandons the Project, Seller shall immediately repay to
Edison the accrued MWh Credit balance (converted to kWh) converted to dollars by multiplying said amount by the then current Avoided Cost for energy and capacity
(converted to (cent)/kWh) together with any other sums then due Edison hereunder.

     14.5 If Seller abandons the Project pursuant to this Section 14, or fails to maintain this Agreement in effect for the term set forth in Section 5.1.1,
Seller shall reimburse Edison for the Base Capacity Price payments which Seller did not earn because of early termination. Such reimbursement for Base Capacity
Price payments received by Seller under this Agreement shall be in accordance with the following formula: R = (1. - x/30) times the total value of Base
Capacity Price payments paid for deliveries from the Project, where "x" equals the number of completed years of Project

                                       20

Operation. If Edison does not exercise its option pursuant to Section 14.2,
Seller shall make such reimbursement to Edison within thirty (30) days after presentation of a bill therefor.

15.  AGREEMENT PRICE, MEGAWATTHOUR ("MWH") CREDIT
     ACCUMULATION AND REPAYMENT, AND BASE
     CAPACITY PRICE ADJUSTMENTS:

     15.1 Agreement Price.

          15.1.1 Edison shall pay for any Net Energy delivered by Seller to
Edison at the Point of. Interconnection prior to the Date of Firm Operation.
Such payment shall be Edison's Published Avoided Cost of energy with no payment for capacity.

          15.1.2 Except as provided in Section 15.1.1 and upon operation commencing with the Date of Firm Operation ("Project Operation"), Edison shall pay Seller an Agreement Price for all Net Energy delivered and for all Net
Capacity made available to Edison at the Point of Interconnection as follows:

               15.1.2.1 Commencing on the Date of Firm Operation and continuing to September 12, 1986, the Agreement Price shall be 12.5(cent)/kWh.

               15.1.2.2 Commencing on September 12, 1986, and continuing through
December 31, 1995, the Agreement Price shall be 8.94(cent)/kWh (the sum of
7(cent)/kWh energy payment plus 1.94(cent)/kWh capacity payment).

               15.1.2.3 Commencing on January 1, 1996, and continuing through the remaining term of this Agreement, the Agreement Price shall be equal to the sum of 100% of Edison's Published Avoided Cost of energy plus 1.94(cent)/kWh capacity payment.

                                       21

          15.1.3 During the period from January 1, 1989, through December 31,
1995, Seller shall deliver to Edison at least 70% of the total Net Energy delivered to Edison during the period from September 12, 1986, through December
31, 1988. If the total Net Energy deliveries during the period from January 1,
1989, through December 31, 1995, are not at least 70% of the total Net Energy deliveries during the period from September 12, 1986, through December 31, 1988, then Seller shall be subject to Section 15.1.4 of this Agreement.

               15.1.4 If Seller fails to meet the performance requirements set forth in Section 15.1.3, Seller shall, at Edison's request, make an energy payment refund equal to the greater of zero or the difference in the net present value, calculated at a discount rate of eight percent per annum, between:

                    A.   The present value of the net energy delivered to and
                         purchased by Edison from September 12, 1986, to
                         December 31, 1995, at the energy price specified
                         herein, less;

                    B.   The present value of the net energy delivered to and
                         purchased by Edison from September 12, 1986, to
                         December 31, 1995, at an energy price appropriate for
                         the year in which any energy payment refund is made,
                         equal to the energy prices shown below:

                                       22

                        Year                         Energy Price
                        ----                         (cents/kWh)
                                                     ------------
                        1986                           6.0
                        1987                           6.4
                        1988                           6.9
                        1989                           7.6
                        1990                           8.1
                        1991                           8.6
                        1992                           9.3
                        1993                           10.1
                        1994                           10.9
                        1995                           11.8

               The energy payment refund, if required, will be based on present values calculated to the date of the refund or January 1, 1996, whichever occurs earlier.

          15.1.5 Seller shall reimburse Edison for any energy and capacity payments made after September 12, 1986, that are in excess of the monthly energy and capacity payments to be paid to Seller under this Section 15 by means of a reduction in each monthly energy and capacity payment, commencing upon the effective date of this Agreement, up to the full amount of each monthly Payment, until all such excess payments are recovered by Edison.

     15.2 MWh Credit Accumulation

          15.2.1 If payments Pursuant to Section 15.1.2.1 exceed Edison's avoided cost for energy and capacity, such excess shall be treated as payment incentives to be repaid by Seller to Edison. The accumulation of the Monthly MWh
Credit shall be calculated in accordance with the following formula:

                                              12.5 (cent)/kWh - 8.94(cent)/kWh
 Monthly MWh Credit = Net energy Delivered  x --------------------------------
                                                     8.94(cent)/kWh

                                       23

Wherein 12.5 cents equals (cent)/kWh paid for total kWh delivered from February
26, 1985, to September 12, 1986, and 8.94(cent)/kWh equals 7(cent)/kWh for energy plus 1.94c/kWh for capacity. If the Monthly MWh Credit is negative, it shall not be included in the calculation of the accumulation of Monthly MWh
Credit.

          15.2.2 As of September 12, 1986, the accrued MWh credit shall be fixed and recalculated from the Date of Firm Operation through September 12, 1986, which shall be deemed to be to 34,642 MWh.

     15.3 Security for Energy and Capacity Payments

          15.3.1 Coincident with the effective date of this Amended and Restated
Power Purchase and Sales Agreement, Seller shall provide and maintain security in the amount of $1.3 million in the form of a letter of credit or corporate guarantee reasonably satisfactory to Edison, which shall insure payment to
Edison of the energy payment refund and/or the accrued MWh credit as set forth herein. Seller shall provide Edison with certificates evidencing Seller's compliance with the security requirements in this section.

          15.3.2 If Seller provides security in the form of a letter of credit, the following criteria must be met:

          A. The letter of' credit must be issued by a financial institution which La registered with the California banking commissioner and doing business in California.

          B. The bank issuing, the letter of credit must have assets in excess of $250 million and maintain a rating of "BC" or better from Keefe, Bryette &
Woods.

                                       24

          C. The issuing institution shall provide Edison with annual certification that it meets these criteria.

          15.3.3 If Seller provides security in the form of a corporate guarantee as set forth in Exhibit G attached hereto and made part hereof by this reference, the following criteria must be met:

          A. The corporate guarantee shall be supported by an audited financial statement and a Dun and Bradstreet credit report, acceptable to Edison in its sole judgment, for each year in which the security is required.

          B. If a corporate guarantee is provided and accepted, Seller shall cause the party issuing such corporate guarantee to provide annual audited financial statements and Dun and Bradstreet reports for the period of time that the security is required. In addition to the foregoing, Edison shall have the right to utilize any other relevant information it may possess or obtain in order to evaluate the acceptability of the security.

          C. If the Dun and Bradstreet credit rating, the annual audited financial statement or other relevant information change materially according to accepted business practices during the period the security is in effect, Edison shall have the right to require replacement security.

          15.3.4 The security contemplated herein shall remain in full force and effect until the obligations of Seller as sat forth in Sections 15.1 and 15.2 have been satisfied, at which time the requirement for security shall terminate.

                                       25

          15.3.5 The security contemplated herein may be reduced at Seller's option in accordance with the following criteria:

          A. Security for the energy payment refund may be reduced by the amount of energy payment refund paid to Edison under the terms of this Agreement.

          B. Security C or the accrued MWh credit may be reduced by $37.53 for each MWh repaid to Edison from the accrued MWh bank.

          15.3.6 Notwithstanding the foregoing Sections 15.3.1 through 15.3.4, the security provisions set forth in Section 22 or this Agreement shall remain in full force and effect.

     15.4 MWh Credit Repayment

          15.4.1 Seller, at its option, may prepay any MWh amount of the accrued
MWh credit at any time. Notwithstanding the foregoing, commencing on January 1,
1996, and through the end of the term of the Agreement, all accrued MWh credit shall be repaid to Edison in the form of equal monthly deliveries to Edison of the remaining accrued MWh credit being repaid, prorated over the remaining term of this Agreement. If there is no prepayment of accrued MWh, then the accrued
MWh credit of 34,642 MWh shall be repaid from 1996 to 2015 at the rate of 1732.1
MWh each year to Edison with no cash Payment for such energy. The accrued MWh
Credit of 34,642 MWh shall be reduced by the amount of MWh credits repaid prior to January 1, 1996.

          15.4.2 In the event that any accrued MWh credit residue exists as of
December 31, 2015, such residue shall be paid in full pursuant to the Guaranty

                                       26

Agreement, attached hereto as Exhibit G and made part hereof by this reference, but shall in no event be paid by further deliveries of power to Edison. The value of one (1) MWh of accrued MWh credit shall be deemed to be $37.53.

     15.5 Monthly Capacity Payment

     The monthly capacity payment shall be calculated as follows:

     Monthly Capacity Payment = 1.94(cent)/kWh

                                x  (Effective Net Capacity, kW)

                                x  (Total hours in month, Hour)

                                x  (Monthly Capacity Factor)

                                x  (Hurdle Factor)

                                x  (Availability Factor)

          15.5.1 Hurdle Factor

              The Hurdle Factor shall be either 1.0 if the Monthly Capacity
Factor is equal to or greater than 51% or 0.5 if the Monthly Capacity Factor is less than 51%.

          15.5.2 Availability Factor The Availability Factor shall equal 1.0 unless Seller fails to provide Net Capacity pursuant to Section 15.5.2.1 in which case the Availability Factor shall be 0.5.

               15.5.2.1 At Edison's request., Seller shall, within 30 minutes of such request, make all reasonable effort to make available the Net Capacity according to the Table set forth in Exhibit F, attached hereto and made part hereof by this reference, during periods of Emergency. If Seller has previously scheduled an outage coincident with an

                                       27

Emergency, Seller shall make all, reasonable efforts to reschedule the outage.
Failure of Seller to provide Net Capacity during an Emergency when first requested by Edison following the Date of Firm Operation shall not result in a reduction of Monthly Capacity Payments. However, after said initial request by
Edison, whether or not Seller has complied with such request, any subsequent failure by Seller to comply with a request for Net Capacity by Edison shall result in the Availability Factor becoming 0.5 for the month in which the request occurred. The Availability Factor shall continue to be 0.5 until Seller can demonstrate that the Project can comply with a request for Net Capacity by
Edison.

16. TAXES:

     16.1 Ad valorem taxes and other taxes properly attributed to the Project and Geothermal Facilities shall be paid by Seller. If such taxes are assessed or levied against Edison, Seller shall pay Edison the amount of such assessment or levy within thirty days of presentation of a bill therefor.

     16.2 Ad valorem taxes and other taxes properly attributed to land, land rights or interests in land for the Interconnection Facilities shall be paid by
Edison. If such taxes are levied against Seller, Edison shall pay Seller the amount of such assessment or levy within thirty days of presentation of a bill therefor.

17. BILLING AND PAYMENT

     17.1 Billing for Net Energy shall be determined for each calendar month by application of the Agreement Price pursuant to Section 15, to monthly meter readings

                                       28

taken on, or about, the last day of each month. Within fifteen days after such readings, Edison shall mail a monthly statement of Net Energy and the dollar amount, if any, to be paid by Edison to Seller for Net Energy for that month.
Payment to Seller shall follow within fifteen days of the statement.

     17.2 Seller shall pay Edison for energy delivered and capacity made available to the Project within thirty days of the mailing of the monthly billing statement from Edison. Seller-shall ply for such energy and capacity in accordance with the provisions of Section 6.2.

     17.3 Edison shall bill Seller for taxes pursuant to Section 16.1, excluding any penalties or interest, no later than three (3) months following the date of payment of such taxes by Edison, as Seller shall pay to Edison therefor within forty-five days of the mailing date of the bill to Seller.

     17.4 Seller shall bill Edison for taxes pursuant to Section 16.2, excluding any penalties or interest, no later than three (3) months following the date of payment of such taxes by Seller, and Edison shall pay Seller therefor within forty-five days of the mailing date of the bill to Edison.

     17.5 If any amount of money owed hereunder by either Party has not been paid when due, an interest charge computed at the rate of the then-current Bank of America prime rate plus 1% per annum, compounded daily, or the maximum legal rate, whichever is less, from the due date until paid shall be added thereto.

                                       29

18. OPERATING REPRESENTATIVES:

     18.1 Within thirty days after execution of this Agreement, each Party shall appoint an Operating Representative for the purpose of securing effective cooperation and interchange of information and providing consultation and coordination on a prompt and orderly basis between the Parties in connection with various administrative, technical and operating matters which may arise from time to time under this Agreement, including the performance of the functions and duties of said representative under this Agreement.

     18.2 Each Party shall bear the cost of its designated Representative.

     18.3 Each Party shall notify the other Party promptly of any change in the designation of its Operating Representative.

     18.4 The Operating Representative shall have no authority to modify any of the terms, covenants or conditions of this Agreement.

19. LIABILITY:

     19.1 Each Party (First Party) hereby releases the other Party (Second
Party), its directors, officers, employees, and agents from any liability for any loss, damage, claim, cost, charge or expense (including direct, indirect or consequential loss, damage, claim, cost, charge or expense, including attorney's fees and other costs of litigation) incurred by the First Party in connection with damage to the property of the First Party arising out of the Second Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of its facilities, to the extent such loss, damage, claim, cost, charge or expense is caused by the negligence of the Second Party, its directors, officers,

                                       30

employees, agents or any person or entity whose negligence would be imputed to the Second Party.

     19.2 Each Party shall indemnify and hold harmless the other Party, its directors, officers, employees and agents from and against any loss, damage, claim, cost, charge or expense (including direct, indirect or consequential loss, damage, claim, cost, charge or expense, including attorney's fees and other costs of litigation) incurred by the other Party in connection with injury to, or death of, any person or damage to property of third parties arising cut of arising out of the indemnifying Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership or its facilities, to the extent that such loss, damage, claim, cost, charge or expense is caused by the negligence of the indemnifying Party, its directors, officers, employees, agents or any person or entity whose negligence would be imputed to the indemnifying
Party; provided, however, that each Party shall be solely responsible for, and shall bear all costs of, claims brought by its contractors or its own employees and shall indemnify and hold harmless the other Party for any such costs including costs arising out of any worker's compensation law.

     19.3 The provisions of this Section 19 shall not be construed so as to relieve any insurer of its obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.

                                       31

20. INSURANCE:

     20.1 Seller shall procure and maintain, and shall require each of its contractors and subcontractors to maintain, the following insurance during the term of this Agreement.

          20.1.1 Workers' Compensation and Employer's Liability Insurance in
compliance with statutory requirements of the State of California. Named insureds shall require their insurers to waive all rights of subrogation against
Edison.

          20.1.2 Comprehensive Bodily Injury and Property Damage Liability
Insurance, including owner's and contractor's protective, products/completed operations, blanket contractual and automobile liability coverages, with combined single limits of not less than $5,000,000 per occurrence. Such insurance shall (i) acknowledge Edison as an additional insured but only for
Seller's or Seller's contractor's acts or omissions, (ii) be primary for all purposes and (iii) contain standard cross-liability provisions.

          20.1.3 Seller will use its best efforts to secure business interruption insurance in the amount of $1,500,000 per year for the period commencing with the second year of Project Operation.

     20.2 Prior to the commencement of work on the Project and during the term of this Agreement, Seller shall furnish a certificate of insurance to Edison evidencing the above coverage. Such certificate shall provide that such insurance shall not be terminated nor expire except on thirty days' prior written notice to Edison. Payments of premiums and deductible losses for the above insurance shall be at Seller's sole expense.

                                       32

     20.3 If Seller fails to comply with any of the provisions of this Section
20, Seller shall, at its own cost, defend, indemnify, and hold harmless Edison, its directors, officers, agents, employees, assigns and successors in interest from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs, including attorney's fees and expenses, and other costs and expenses of litigation, or any of them, resulting from death of, or injury to, any person or damage to, or loss of, any property, including personnel and property of Edison, to the extent Edison would have been protected had Seller complied with all of the provisions of this Section 20.

21. WAIVERS:

     21.1 Any waiver at any time by either Party of its rights with respect to a default or any other matter arising in connection with this Agreement shall be in writing and shall not be deemed to be a waiver with respect to any subsequent default or matter.

22. SECURITY:

     22.1 As security for any amounts payable by Seller to Edison pursuant to
Section 15, Seller hereby grants Edison, a continuing lien and security interest in the Project and Geothermal Facilities subject and subordinate only to the lien and security Interest of the lender providing construction of permanent financing for the Project contained in the Construction and Term Loan Agreement between Mammoth-Pacific and Pacific Lighting Leasing Company, dated September 7,
1983. The lien and security interest of Edison shall be evidenced by a Deed of
Trust, Assignment of Rents, and

                                       33

Security Agreement, and Financing Statement in the form attached hereto as
Exhibit B and Exhibit C respectively, and by this reference made a part hereof.

     22.2 As additional security for any amounts payable by Seller to Edison pursuant to Section 15, Seller hereby agrees that its leasehold interest covering the Project and Seller's right to produce geothermal fluid shall be subject to a lien in favor of Edison until the Total MWh Credit is repaid. Such lien shall be evidenced by a Deed of Trust, Assignment of Rents, and Security
Agreement in the form attached hereto as Exhibit B and by this reference made a part hereof.

23. UNCONTROLLABLE FORCES:

     23.1 Neither Party shall be considered to be in default in the performance of any of its obligations under this Agreement, other than the obligation to pay money for energy and capacity previously delivered and received, when, and to the extent, failure of performance shall be due to an uncontrollable force. The term "uncontrollable force" means any cause beyond the control of the party failing to perform including, but not limited to, failure of facilities maintained in accordance with good engineering and operating practices in
California, flood, earthquake, storm, lightning, fire, epidemic, war, riot, civil disturbance or disobedience, labor dispute, labor or material shortage, sabotage, restraint by court order or public authority, art action or nonaction by, or inability to obtain the necessary authorizations or approvals from, any governmental agency or authority, which by the exercise of due diligence such
Party could not reasonably have been expected to avoid and which by exercise of due diligence it has not overcome.

                                       34

Either Party rendered unable to fulfill any of its obligations under this
Agreement by reason of an uncontrollable force shall give prompt written notice of such facts to the other Party and shall exercise due diligence to remove such inability. Nothing contained herein shall be construed so as to require a Party to settle any strike or labor dispute in which it may be involved.

24. ASSIGNMENT OF RIGHTS

     24.1 Neither Party shall assign any interest in the Agreement, the Project or in the Geothermal Facilities, other than to a subsidiary or affiliate or in connection with the merger or sale of substantially all of its assets, without the express written consent of the other Party. Any assignment without the consent of the other Party, which consent shall not be unreasonably withheld, shall be void.

     24.2 Seller may not sell, transfer, assign, convey or further encumber any interest in the Agreement or in the Project or in the Geothermal Facilities or
leasehold interest or any interest in the Magma Lease unless it promptly repays
Edison the accrued MWh Credit balance (converted to kWh) converted to dollars by multiplying said amount by the then current Avoided Cost for energy and capacity
(converted to (cent)/kWh) together with any other sums then due Edison.

     24.3 Any assignment by a Party of its interest in this Agreement shall not relieve the assigned Party of primary liability for any of its duties and obligations under this Agreement, and in the event of such assignment, the assigning Party shall continue to remain primarily liable for payment of any and all money due the other Party as provided

                                       35

under this Agreement, and for the performance and observance of all other covenants, duties and obligations to be performed and observed under this
Agreement by the Party to the same extent as though an assignment had not been made.

25. DISPUTES:

     25.1 Any dispute arising between the Parties or their Operating
Representatives relating to interpretation of the provisions of this Agreement or to the performance of the Parties hereunder, on which the Operating
Representatives cannot reach final agreement within thirty days of written notice from the disputing Party to the other Party of such a dispute, shall be referred to the signatories to this Agreement, or any successors thereto, for resolution.

     25.2 The final decision by the signatories to this Agreement, or any successors thereto, shall be made within thirty days after presentation by the
Operating Representatives of all evidence affecting the dispute, and shall be reduced to writing. The decision shall be final and conclusive; provided, that if said signatories or successors cannot reach a final agreement regarding the dispute within the thirty day period, any remedies which are provided by law may be pursued.

26. LIENS AND ENCUMBRANCES:

     26.1 Seller shall not suffer or permit to be enforced against the Project or Project land, land rights, or interests in land, or in the Geothermal
Facilities or in the Magma Lease or any part thereof, any mechanic's, materialman's, contractor's or subcontractor's liens arising from, or any claim for damage growing out of, the work of

                                       36

any construction, repair, restoration, replacement, or improvement, or any other claim or demand howsoever the same may arise; provided, if the aforesaid should occur, Seller shall take any and all action necessary to cause any such lien to be released or discharged or the enforcement thereof against the Project or
Project land, land rights or interests in land or the Geothermal Facilities or in the Magma Lease to be terminated; and Seller agrees to indemnify and hold
Edison and said premises free and harmless from all liability for any and all such liens, claims and demands, together with reasonable attorney's fees and all costs and expenses in connection therewith.

27. DISCLAIMER:

     27.1 Any review by Edison of the design, construction, operation or maintenance of the Project is solely for the information of Edison. By making such review, Edison makes no representation as to, and in no way shall be responsible for, the economic feasibility, technical feasibility, operational capability or reliability, technical feasibility, operational capability or reliability of the Project. Seller shall in no way represent to any third party that any such review or the Project by Edison, including but not limited to, any review of the design, construction, operation or maintenance of the Project by
Edison is a representation by Edison as to the economic feasibility, technical feasibility, operational capability or reliability of said facilities. Seller is solely responsible for economic feasibility, technical feasibility, operational capability or reliability thereof. Edison shall not be liable to Seller or third parties for, and Seller shall defend and indemnify Edison from, any cost, loss, damage or liability arising from any

                                       37

contrary representation regarding the design, construction, operation or maintenance of the Project.

28. CONFIDENTIAL AND PROPRIETARY INFORMATION

     28.1 The Parties agree that the terms and conditions set forth in this
Agreement are to be maintained in confidence, and neither Party shall disclose any such information to any third party without the prior consent of the other.

     28.2 Edison shall maintain in confidence, and shall use only for the purposes of this Agreement, information it may receive from Seller concerning the production and treatment of geothermal energy; the extent, productivity and properties of the Magma Resource; the compositions and properties of the geothermal substances produced from said Magma Resource; and other geothermal operations conducted by Seller in the Magma Resource.

     28.3 The obligations of confidentiality set forth in Section 28.2 shall not apply to (i) information already known to the receiving Party when received from the other Party; (ii) information which is known or becomes known to the general public through acts of others than the Party hereto charged with the obligation to maintain it in confidence; and (iii) information received from a third party without restriction who did not acquire it directly or indirectly from the other
Party.

     28.4 Any Party required by any law, rule, regulation or order to disclose information which is otherwise required to be maintained in confidence pursuant to this Section 28 or where such disclosure is required in connection with the assertion of any

                                       38

claim or defense in judicial or administrative proceedings involving a Party, may make such disclosure, notwithstanding the provisions of this Section 28;
provided, however, that the Party otherwise required to make such disclosure shall inform the other Party thereof and shall cooperate to the maximum extent practicable to minimize the disclosure of any such information. The Party so disclosing such information shall use its best efforts to obtain proprietary or confidential treatment of such information by the third party to whom such information is so disclosed, and will, to the extent such remedies are available, seek protective orders limiting the dissemination and use of such information. This Agreement does not alter the rights of either Party to object to any such disclosure to any third party, to the extent such rights are permitted by law, rule, regulation or order.

29. NO THIRD PARTY BENEFICIARIES:

     29.1 This Agreement is for the sole benefit of the Parties and shall not be construed as granting rights to any person or entity other than the Parties or imposing obligations on either Party to any person or entity other than the
Parties.

30. NONDEDICATION OF FACILITIES:

     30.1 Nothing in this Agreement, and no undertaking under this Agreement shall be construed as constituting, a dedication by either Party or any of its properties or facilities, or any part thereof, to the other Party or to the customers of a Party, or to the public.

                                       39

31. NOTICES:

     31.1 Except as otherwise specifically provided herein, any demand, notice, or request from one Party to the other, shall be given in writing and shall be deemed properly given, if delivered in person or sent by registered or certified mail to the persons specified below:

              Southern California Edison Company
              2244 Walnut Grove Avenue
              Post Office Box 800
              Rosemead, CA 91770
              Attention:  Secretary

              Mammoth-Pacific
              c/o Pacific Geothermal Company
              6055 E. Washington Blvd.
              Commerce, CA 90040
              Attention:  President

32. GOVERNING LAW

     32.1 This Agreement shall be interpreted, governed by, and construed under the laws of the State of California or the laws of the United States, as applicable, as if executed and to be performed wholly within the State of
California.

33. GENERAL PROVISION:

     33.1 This Agreement constitutes the entire agreement and understanding between the Parties as to the subject matter of this Agreement. Prior agreements, commitments or representations express or implied, and discussions between the Parties shall not be construed to be a part of this Agreement unless contained in this Agreement.

                                       40

                                      SOUTHERN CALIFORNIA EDISON COMPANY

                                      By /s/ Glenn J. Bjorklund
                                         ---------------------------------------
                                         Glenn J. Bjorklund
                                         Vice President

                                      MAMMOTH-PACIFIC
                                      A California General Partnership

                                      By /s/ Daniel A. Seigel
                                         ---------------------------------------
                                         Daniel A. Seigel
                                         President of Pacific Geotherman Company

                                       41

--------------------------------------------------------------------------------

                                    EXHIBIT A

                              METERING ARRANGEMENT

--------------------------------------------------------------------------------

                                    EXHIBIT A

                              METERING ARRANGEMENT

NOTES:

1. Customer's main breaker or switch.

2. Directional power relay (32) blocks B1-U II power flow is to customer. For other devices see Fig 4.5.

3. Transformation by Edison or customer as required.

     [Graphic: Simplified Switch Connection Diagram of Metering Arrangement]

--------------------------------------------------------------------------------

                                   EXHIBIT B

                      DEED OF TRUST, ASSIGNMENT OF RENTS

                            AND SECURITY AGREEMENT

--------------------------------------------------------------------------------

                                                                __ FEB 9 PM 2 53
     RECORDING REQUESTED BY AND            )                        _ 37 _ _052
     WHEN RECORDED MAIL TO:                )
        SOUTHERN CALIFORNIA EDISON COMPANY )                       RENN NGLAN
                                           )                     COUNTY RECORDER
                  P. O. BOX 410            )
               LONG E__CE CA. 90801        )
           Attention: R/_ & Lend Dept.     )
                     ES___E SECTION
--------------------------------------------------------------------------------
                   (SPACE ABOVE THIS LINE FOR RECORDER'S USE)

                                 DEED OF TRUST,
                   ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT, is made this 2__
day of December, 1983 between MAMMOTH-PACIFIC, a joint venture organized as a
California general partnership, herein called "Trustor", whose address is 6055
East Washington B_ulevard, Suite 630, Commerce, California, 90040; TICOR TITLE
INSURANCE COMPANY OF CALIFORNIA, a California corporation, herein called
"Trustee" and SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation herein called "Beneficiary" or Edison, whose address is 2244 Walnut Grove
Avenue, Rosemead, California 91770; with reference to the following recitals of fact:

     Edison and Mammoth Binary Power Company ("Mammoth"), a California limited partnership and a general partner of Trustor have entered into the "Mammoth
Power Purchase and Sales Agreement" ("Power Sales Agreement") which provides, among other things, that Edison shall, pursuant to the terms and conditions of the Power Sales Agreement, purchase up to 10 MW of capacity

and associated Net Energy to be made available by Mammoth to __son from an electrical generating facility to be located near Casa Di_olo Hot Springs,
California ("Project") beginning in 1984 for a term of thirty years. Pursuant to the Power Sales Agreement, Edison is to pay Mammoth certain amounts for capacity and energy to be delivered to Edison from the project which may exceed of
Edison's Avoided Cost of capacity and energy. Such amount in excess of Edison's
Avoided Cost of capacity and energy are to be treated as payment incentives to be repaid to Edison.

     Pacific Energy Resources Incorporated, a wholly-owned subsidiary of Pacific
Lighting Energy Systems, which is a wholly-owned subsidiary of Pacific Lighting
Corportion and _ammoth have entered into a joint venture, Mammoth-Pacific, the
Trustor hereunder. By an Assignment to be executed contemporaneously with this
Deed of Trust, Mammoth has assigned to Trustor all of its right, title and interest in, and Trustor has assumed and agreed to perform all of Mammoth's obligations under the Power Sales Agreement.

     Pacific Lighting Leasing Company, a California corporation, has made a construction and term loan in the amount of $8,800,000 to Trustor pursuant to a
Construction and Term Loan Agreement dated September 7, 1983, ("Loan Agreement")
for the purpose of financing the construction of the Project.

                                      -2-

     The security interest hereby created shall, during the term the Loan
Agreement, be subordinate only to the lien of Pacific Lighting Leasing company in the above stated amount. Thereafter the Trustor shall not create any other lien superior to this Deed of Trust.

     Trustor is the assignee of the lessee of certain real property and rights to geothermal resources located in the County of Mono, State of California, which real property and rights to geothermal resources are more particularly described in Exhibit A attached hereto and incorporated herein by this reference
(the "Leased Property") under that certain lease dated August 31, 1983, for an initial term of thirty (30) years, and so long hereafter as provided therein, between Magma Energy, Inc., a California corporation, ("Magma") as lessor, and
_olt Geothermal Company a California corporation, ("_olt Geothermal") as lessee
(the "Geothermal Lease"). _olt Geothermal assigned its interest in and to the
Geothermal assigned its interest in and to the Geothermal Lease to the Trustor pursuant to that certain Assignment of Lease dated August 31, 1983. Memorand_ of the Geothermal Lease and of the assignment of the Geothermal Lease to Trustor are to be recorded in the Official Records in the Office of the Recorder of the
County of Mono, California.

     Trustor is the assignee of a Technology License Agreement ("Technology
License") between Magma and _olt Geothermal dated as of August 31, 1983, with respect to U.S. Patent No. 3,757,516.

                                      -3-

___ Geothermal assigned all of its right, title and interest in __ Technology
License to Trustor pursuant to that certain Assignment of License dated August
31, 1963.

     In consideration of Edison's obligations and undertaking pursuant to the
Power Sales Agreement, the Trustor hereby irrevocably grants, conveys, transfers, and subject only to the lien of Pacific Lighting Leasing Company, assigns to the Trustee, its successors and assigns, in trust with power of sale and right of entry and possession as provided below, under and subject to the terms and conditions hereinafter set forth, all of Trustor's estate, right, title and interest in, to and under all of the following described property, rights and privileges, whether now owned or held or hereafter acquired:

          (A) Trustor's leasehold interest in the Leased Property, as described in and conveyed by the Geothermal Lease and any extension or renewal thereof (the "Leasehold Estate");

          (B) All existing and future structures, buildings, improvements,
          _ppurtenances and fixtures of any kind now or hereafter erected upon, affixed to, or used in connection with the operation of the Leased
          Property (the "Improvements");

          (C) All existing and future appurtenances of the Leased Property, all rights of the Trustor in and to any existing and future streets, roads of public places,

                                       -4-

          easements or rights of way relating to the Leased Property;

          (D) All existing and future proceeds and claims arising on account of any damage to or taking of the Improvements, the Leased Property, the
          Leasehold Estate, or any part thereof, and all existing and future causes of action and recoveries for any loss or diminution in value of the Improvements, the Leased Property, the Leasehold Estate, or any
          part thereof; and

          (E) All water stock and water rights relating to the Leased Property, the Leasehold Estate or any part thereof.

     All of the foregoing real property and interests therein _escribed in above clauses (A) through (_) inclusive are herein collectively called the "Property."

THIS DEED OF TRUST IS FOR THE PURPOSE OF SECURING ___ FOLLOWING:

     A. Performance and payment of the obligations of Trustor and their successors and assigns, with interest thereon, according to the terms of Section
15 of the Power Sales Agreement executed by Mammoth and Beneficiary and assigned to Trustor, and any and all modifications and extensions or renewals thereof;

                                       -5-

     B. Payment of such additional sums, with interest thereon, __ may be hereafter become payable to Beneficiary by the then record owner or owners of the Property and all extensions, modifications and renewals of such additional sums;

     C. Payment, performance and discharge of every obligation, covenant and agreement of Trustor whether contained or incorporated by reference in this Deed of Trust, or contained in any instrument ___ or hereafter executed by Trustor in connection with Trustor's obligations pursuant to the Power Sales Agreement;

     D. Payment of all sums of money with interest which may be _aid out or advanced by, or may otherwise be due to Trustee or beneficiary under any provision of this Deed of Trust, Assignment of Rents and Security Agreement
("Deed of Trust") or to protect the security of this Deed of Trust, and

     E. The payment and performance of the Trustor's obligations, as lessee, under the Geothermal Lease and as license under the Technology License.

To Protect the Security of This Deed of Trust, Trustor, Agrees:

1. PRESERVATION OF THE PROPERTY. Trustor (a) shall keep the Property in good condition and repair, (b) shall not remove, demolish or substantially alter any building, structure or improvement thereon, (c) shall complete or restore promptly and in good and workm_nlike manner any building or other improvement

                                       -6-

thereon, including all equipment, which may be constructed, damaged or destroyed thereon and will pay when due all claims for labor performed and material furnished therefor, (d) shall comply with the provisions of all insurance policies covering, and with all laws and regulations affecting, the Property or any improvements thereon, including equipment, or requiring any alterations, repairs or improvement thereon, (e) shall not commit or suffer any waste thereon, (f) shall not commit or suffer any act upon the Property in violation of any provision of any insurance policy or law or regulation, and (g)
consistent with the use thereof, do all other acts which the character or use of the Property may reasonably require.

     2. INSURANCE. Trustor shall, at Trustor's expense, provide and maintain in force at all time fire, All- Risk Physical Damage Insurance and other types of insurance as may be required by Beneficiary. All of such insurance policies shall have a loss payable endorsement in favor of Beneficiary and shall be for a term and in form, content, amount, and with such insurance companies, as shall be approved by Beneficiary. Such approval shall not be unreasonably withheld.
Certificates evidencing such policies of insurance shall be delivered to possession of Beneficiary. At least thirty (30) days before the expiration of any such insurance policy, certificates evidencing a policy or policies renewing, extending or replacing such expiring insurance shall be delivered by
Trustor Beneficiary.

                                      -7-

If any such certificate of insurance is not so delivered to Beneficiary or in the event any such insurance policy is cancelled, Beneficiary, without notice to or demand upon Trustor, may (but shall not be obligated to) obtain such insurance with such company as Beneficiary may deem satisfactory, and pay the premium therefor, and the amount of any premium so paid shall be charged to and promptly paid by Trustor or, at the option of Beneficiary, may be added to the indebtedness secured hereby.

     In the event Beneficiary obtains any such insurance policy, Trustor, for his own benefit and for the protection of his equity interest in the Property, hereby requests and authorizes Beneficiary, but without liability on the part of
Beneficiary for failure so to do, to obtain such policy for such term and in such form, content and amount and with such insurance companies as may be satisfactory to Beneficiary. Should any policy thus obtained by Beneficiary thereafter be cancelled, Trustor shall pay to Beneficiary any earned premiums on said policy and a reasonable charge for its services in obtaining such policy.

     Neither Trustee nor Beneficiary shall be responsible for the collection of any insurance monies, or for any insolvency of any insurer or insurance underwriter. The right to any unearned premiums under said insurance policies is hereby assigned and shall pass to the purchaser of the Property conveyed at any
Trustee's sale held or to the grantee of a deed in lieu of

                                       -8-

foreclosure if such a conveyance is made. Any part or all of the amount collected under any fire or other insurance policy may be applied by Beneficiary upon any indebtedness or obligation secured by this Deed of Trust at such time and in the manner and amount as Beneficiary may determine, or at the option of
Beneficiary, without reducing the indebtedness or obligation secured hereby, may either be used to replace, restore or reconstruct the Property to a condition satisfactory to Beneficiary or be released to Trustor. Any application, use or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. Trustor shall be Beneficiary inspection fees and other costs resulting from or connected with the casualty loss to which such insurance relates.

     3. TAXES AND ENCUMBRANCES. Turstor shall pay (a) at least twenty (20) days before delinquency, all general and special taxes and assessments now or hereafter affecting the Property; (b) when due, all special assessments for public improvements without permitting any improvements bond to issue for any special assessment; (c) on demand of Beneficiary, all encumbrances, charges and liens on the Property, or any part thereof, which are, or may be, prior or superior hereto when due; and (d) when due, all fees and charges incidental to ownership, occupancy or beneficial use of the Property. Should Trustor fail to make any payment under this paragraph 3, Beneficiary may, but shall not be

                                       -9-

                                                                          ______

obligated to, make such payment and any amount so paid shall be ______rged to and promptly paid by Trustor or, at the option of Beneficiary, shall be added to the indebtedness secured hereby, without regard to the validity or legality of such assessments, liens or charges.

     4. CLAIMS, DEMANDS AND ACTIONS. Trustor shall (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee and (b) at the option of Beneficiary, assign to
Beneficiary, to that extent of Beneficiary's interest, any claims, demands or causes of action of any kind, including any award, court judgment or proceeds of settlement of any such claim, demand or cause of action of any kind which
Trustor now has or may hereafter acquire arising out of acquisition or ownership of the Property. Without limiting the generality of the foregoing, any such claim, demand or cause of action arising out of acquisition or ownership of the
Property may include (i) any injury or damage to the Property or any structure or improvement situated thereon including equipment or (ii) any claim or cause of action in favour of Trustor (except for bodily injury) which arises as a result of any negligent or improper construction, installation or repair of the
Property, including the surface or subsurface thereof, or of any building or structure thereon. Beneficiary may apply, use or release such monies so received by it in the same manner as in Paragraph 2 provided for the proceeds of fire or other insurance.

                                      -10-

     5. DEFENDING TRUST. Notwithstanding the provisions of paragraph 4,
Beneficiary or Trustee may (a) commence and prosecute or appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, or (b) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appear to be superior or prior hereto. In exercising any such right, Beneficiary or Trustee may incur any liability and expend whatever amounts either deems reasonably necessary, including cost of evidence of title and reasonable attorneys' fees.

     6. PROTECTION OF SECURITY BY BENEFICIARY OR TRUSTEE. Should Trustor fail to make any payment or do any act provided in this Deed of Trust, then Beneficiary or Trustee, but without obligation so to do, and without notice to, or demand upon, Trustor, and without releasing Trustor from any obligation hereof, may make any such payment or do any such act in such manner and to such extent as either deems necessary to protect the security hereof. Beneficiary or Trustee is authorized to enter upon the Mortgaged Property at any time for such purpose.

     7. REIMBURSEMENT. Trustor shall pay immediately upon demand all costs, fees or expenses incurred and sums expended or advanced under the terms of this Deed of Trust by Beneficiary or Trustee, with interest thereon at a rate equal to the prime rate

                                      -11-

                                                                         _______

__ the Bank of America in effect at the time such expense and ___ms are payable plus one percent (1%) and the obligation of Trustor to pay such sums and interest as aforesaid shall be secured hereby.

     8. GEOTHERMAL LEASE AND TECHNOLOGY LICENSE. Trustor agrees to perform, or cause to be performed, all of the covenants and conditions required to be performed by Trustor, as lessee under the Geothermal Lease and as licensee under the Technology License, and to do all things necessary to preserve unimpaired its rights thereunder. Trustor shall not without Beneficiary's prior written consent enter into any agreement modifying or ________ the Technology License nor modifying or amending the Geothermal Lease so as to release the licensor or lessor thereunder from any obligations imposed upon it thereby, or so as to reduce the term thereof, or to increase the rentals payable thereunder, or to alter any other provision thereof, or add any new provisions, whether or not any such modification or alteration would impair the security of this Deed of Trust.

     Trustor agrees not to do, permit to be done, omit to do, or permit the omission of, any act or thing, which would materially impair the security of this Deed of Trust or the value of the Leased Property or the Leasehold Estate or which would constitute grounds for the termination of the Technology License or of the Geothermal Lease or which would entitle the licensor or lessor

                                      -12-

thereunder to declare a breach thereof or to re-enter the ___mises covered by the Geothermal Lease: provided, however, that where Trustor, as lessee under the
Geothermal Lease, is entitled to periods of grace for the performance of any act required to be performed by lessee, the failure of Trustor to perform such act shall not constitute a default hereunder unless such failure shall continue beyond such period of grace.

     If Trustor shall fail to (i) make any payment required under or necessary to avoid termination of the Technology License or the Geothermal Lease at the
time and in the manner provided therein, or (ii) perform or observe any other term, covenant, condition, or obligation required to be performed or observed by
_rustor under the Technology License or the Geothermal Lease, then, without limiting the generality of any other provision of this Deed of Trust and without waiving or releasing Trustor from any of its obligations, Beneficiary shall have the right, but shall be under no obligation, to make any such payment, and may perform any other act or take such action as may be appropriate to cause such term, covenant, condition, or obligation to be performed or observed on behalf of Trustor, to the end that Trustor's rights, in, to and under the Technology
License and the Geothermal Lease shall be kept unimpaired and free from default, and Trustor shall permit Beneficiary to enter upon the Leased Property with or without notice and do anything thereon or thereto which Beneficiary shall deem necessary to prudent for such purpose.

                                      -13-

     If Beneficiary shall make any payment or take any action in accordance with the preceding sentence, Beneficiary, within sixty (60) days thereafter, will give to Trustor written notice of the making of any such payment or the taking of any such action. All monies expended by the Beneficiary in connection therewith (including, but not limited to, legal expenses including reasonable attorneys' fees and disbursements), together with interest thereon at the rate set forth in Paragraph 7 hereof shall be paid by Trustor to Beneficiary immediately upon demand by Beneficiary, which sums shall be secured by this Deed of Trust, and Beneficiary shall have, in addition to any other right or remedy of Beneficiary, the same rights and remedies in the event of non-payment of any such sums by Trustor as in the case of a default by Trustor in the payment of the indebtedness secured hereby. If, pursuant to the Technology License or the
Geothermal Lease, the licensor or the lessor thereunder shall deliver to
Beneficiary a duplicate copy of any notice given by licensor or lessor to
Trustor, as licensee or lessee, such notice shall constitute full protection to
Beneficiary for any action taken by Beneficiary in good faith reliance thereon.

     Trustor agrees that there shall be no merger of the Geothermal Lease or of the Leasehold Estate created thereby with the fee estate of the owner or owners of the property described in the Geothermal Lease by reason of the fact that the
Geothermal Lease or the Leasehold Estate may be held by or for the account

                                      -14-

of any person or persons who shall be the owner or owners of the free estate in said property, unless and until all persons at the time having an interest in the said fee estate, and all persons, including Beneficiary, at the time having an interest in the Geothermal Lease, the Leasehold Estate, and the Improvements
thereon, shall join in a written instrument effecting such merger, and shall duly record the same.

     In the event Trustor acquires the fee title, or any other estate, title or interest in the property covered by the Geothermal Lease, this Deed of Trust shall attach to and cover and be a lien upon the fee title or such other estate so acquired, without further assignment, mortgage or conveyance.

     Trustor agrees to provide to Beneficiary, immediately upon receipt or delivery, as the case may be, an exact copy of any notice, communication, plan, specification, or other instrument or document received or given by Trustor which in any way relates to or affects the Technology License or the Geothermal
Lease, or which concerns or affects the estate of the lessor or the lessee in or under the Geothermal Lease or in the Leased Property.

     In the event Trustor sells, assigns, transfers or alienates the Geothermal
Lease or the Leasehold Estate or the rents arising from the Leased Property or the Leasehold Estate, or any part thereof or any interest therein, except for a sublease approved

                                      -15-

by Beneficiary, with or without consideration, or if the title to the Leasehold
Estate becomes vested (voluntarily or involuntarily) in any person or entity other than Trustor, any indebtedness secured hereby, at the option of
Beneficiary, shall immediately due and payable.

     Any sublease afffecting the Leasehold Estate must provide, in a manner approved by the Beneficiary, that the sublessees will recognize as its lessor any person succeeding to the interest of the Trustor upon any foreclosure of this Deed of Trust.

     Without the prior written consent of the Beneficiary, the Trustor will not seek, make or consent to any change in the zoning or conditions of use of the
Leased Property which would impair the ability of the Trustor to construct the
Improvement on the Leased Property under the terms of the Loan Agreement or to operate the Improvements as a geothermal power plant. The Trustor will comply with and make all payments required under the provisions of any lease, covenants, conditions or restrictions affecting the Property. The Trustor has complied with all existing requirements of all governmental authorities having jurisdiction over the Property and will comply with all such future requirements.

     9. STATEMENT OF AMOUNTS DUE. The Trustor will promptly furnish, upon the
Beneficiary's request and at no cost to the

                                      -16-

Beneficiary, a duly acknowledged written statement setting forth __ amounts due on the indebtedness secured by this Deed of Trust and stating whether any offsets or defenses exist and containing such other matters as Beneficiary may reasonably require. Such statement may be relied upon by Beneficiary and any third party to whom Beneficiary may deliver the same.

     10. PERSONAL PROPERTY SECURITY AGREEMENT. As additional security for the performance of the obligations secured hereby, and the obligations contained herein, Trustor hereby grants to Beneficiary a security interest in, and this
Deed of Trust constitutes a Security Agreement with respect to (i) all goods and fixtures whether now owned or hereafter acquired located on the Leased Property or any part thereof used primarily at that location in the operation or occupancy of the Leased Property or the Improvements or any part thereof or in any construction on the Leased Property, including but not limited to all materials, supplies, equipment, fuel, inventory, appliances furniture and furnishings; (ii) geothermal resources and accounts resulting from the sale thereof or from the sale of energy produced therefrom; and (iii) all existing or future accounts, general intangibles and contract rights relating to the construction, development, operation, sale of power produced by, or use of, the
Improvements or the use or occupancy of the Leased Property, or any part thereof, including but not limited to accounts, general intangibles and contract rights arising out of the Geothermal

                                      -17-

lease, the Technology License, the power sales Agreement, the Engineering contract and the Construction Contract (all as defined in the Loan Agreement)
and further including but not limited to all rents, royalties, income, profits and payments, all governmental permits or approvals, nonexclusive licenses to use all names under or by which all or any part of the Improvements or the
Leased Property may at any time be operated or known and all rights to carry on business under any such names or any variant thereof, and all trademarks and goodwill in anyway relating to all or any part of the Improvements, the Leased
Property, the Leasehold Estate or the Technology License together with all proceeds of any of the foregoing. All of the foregoing personal property and proceeds therefrom and interests therein are herein collectively referred to as the "Additional Security." With respect to the Additional Security, Beneficiary shall have all of the rights and remedies of a secured party under the
California Uniform Commercial Code as well as all other rights and remedies available at law or in equity, all of which rights and remedies shall be cumulative.

     Trustor hereby agrees, at Trustor's cost and expenses, to procure, execute and deliver on demand and hereby irrevocably constitutes and appoints
Beneficiary the attorney-in-fact of Trustor, to execute, deliver and, if appropriate, to file with the appropriate filing officer or office such notices, endorsements, assignments, security agreements, financing and

                                      -18-

continuation statements or other writings deemed necessary or appropriate by
Beneficiary to impose, perfect, maintain and protect Beneficiary's lien or security interest and the priority thereof created hereby. This security agreement covers goods which are or are to become fixtures, and will be recorded in the real estate records.

     11. DAMAGE TO OR CONDEMNATION OF PROPERTY. Any award of damages or compensation for injury to, or in connection with any condemnation for public use of the Property or any part thereof, or any proceeds of any settlement with respect to a condemnation whether or not eminent domain proceedings have been instituted, shall be and is hereby assigned by Trustor and shall be paid to
Beneficiary, who may apply, use or release the amount thereof in the same manner as in Paragraph 2 provided for the proceeds of fire or other insurance.

     12. BENEFICIARY'S CONSENT REQUIRED. Beneficiary may declare all sums secured hereby immediately due and payable within thirty 30 days after such declaration except as expressly limited by law, if, without Beneficiary's prior written consent: (a) Trustor sells, conveys, leases, subleases, contracts to sell, alienates or further encumbers all or any part of the Property, or (b)
Trustor suffers Beneficiary's title or its interest in the Property to be divested, whether voluntarily or involuntarily; or (c) Trustor changes or permits to be changed the character or use

                                      -19-

the Property; or (d) any interest of any general partners of Trustor or any successor or assign is transferred or assigned, whether voluntarily or involuntarily (except that any involuntary transfer or assignment may be cured by Trustor within 60 days of any such declaration by reacquisition by Trustor of such interest) or (e) the Project or Geothermal Facilities are abandoned or sold as provided in the Power Sales Agreement.

     13. NO WAIVER. Trustee or Beneficiary by accepting payment of any sum secured hereby after its due date, or by making payment or taking any action which, under the provisions hereof either Trustee or Beneficiary is entitled but not __ligated to make or take, or by forbearing from enforcing any of its rights, shall not be deemed to have waived its right to require payment from or action by Trustor and to declare a default for Trustor's failure to do so.

     In the event either Trustee or Beneficiary should expressly waive any rights under any provisions of this Deed of Trust, such waiver shall not be deemed a waiver of any rights Trustee or Beneficiary may have subsequently to require payment from or action by Trustor and to declare a default for Trustor's failure to do so.

     14. ASSIGNMENT. Trustor as additional security hereby assigns and transfers to Beneficiary during the continuance of

                                      -20-

these trusts, all rents, issues, profits, royalties, tolls, earnings and income of the Property including those arising by reason of any oil, gas or mineral lease thereof (hereinafter referred to collectively as "income"), together with the right, power and authority to collect and retain all such income as it becomes due and payable. All income received by Beneficiary through the exercise of the foregoing assignment, less all expenses (including reasonable attorneys'
fees) incurred by Beneficiary in collecting such income shall upon any default be applied by Beneficiary on any indebtedness or obligation secured by this Deed of Trust at such time and in the manner and amount as Beneficiary may determine.
Without limiting the generality of the foregoing, such application may include payment of periodic installments of principal and interest, or reduction of the principal balance or reimbursement to Beneficiary as provided in Paragraph 7.
The foregoing assignment is intended as an assignment to take effect only upon a default by Trustor. Trustor, accordingly, reserves the right, prior to any such default, to collect and retain all such income as it becomes due and payable.

     15. DEFAULT BY TRUSTOR. If:

          (a) Trustor defaults in the payment of any indebtedness secured, or in the performance of any obligation imposed upon Trustor, by this Deed of Trust or the Power Sales Agreement, the Loan Agreement, the Geothermal Lease or the
Technology License,

                                      -21-

          (b) Any warranty, representation or statement made or furnished to beneficiary by, or on behalf of, the Trustor proves to have been false in any material respect when made or furnished,

          (c) Any event occurs which results in the acceleration of the maturity of the indebtedness of the Trustor to others under any undertaking,

          (d) Any loss, theft, damage or destruction of any security provided hereunder occurs unless repaired or replaced promptly by Trustor, or the making of any levy, attachment or garnishment against any of the security,

          (e) There occurs the Trustor's dissolution, termination of existence, insolvency, or business failure,

          (f) There occurs any assignment for the benefit of Trustor's creditors, appointment of a receiver of any part of Trustor's property or the commencement by Trustor of any proceeding under any bankruptcy or insolvency laws by or against the Trustor or any guarantor or surety for the Trustor,

          (g) The filing of any competing financing statement against any of the security, even though it may be later,

          (h) Failure of the Trustor to defend any of the security against any competing claim, or

                                      -22-

          (i) Whenever the Beneficiary in good faith believes that the prospect of payment, performance or realization on any of the security is impaired.

Beneficiary may, declare all sums secured hereby immediately due and payable, and without notice and irrespective of whether declaration of default has been delivered to Trustee and without regard to the adequacy of the security for the indebtedness secured hereby, either personally or by attorney or agent, without bringing any action or proceeding, without entering into possession of the property, or by receiver to be appointed by a court, (i) enter into possession and hold, occupy, possess and enjoy the property; (ii) make, cancel, enforce, modify or terminate leases; (iii) obtain and eject tenants; (iv) set or modify rents; (v) take, receive and collect all or any part of the rents, issues, profits, royalties, tolls, earnings, income and installments as they become due and payable. After paying such costs of maintenance and operation of the property as it in its judgment may deem proper, Beneficiary may apply the balance upon the entire indebtedness then secured hereby. The acceptance of such income shall not constitute a waiver of any other right which Trustee or
Beneficiary may have under this Deed of Trust or under the laws of California.
The receipt and application by Beneficiary of such income pursuant hereto, after execution and delivery of declaration of default and demand for sale or during the pendency of a Trustee's sale proceeding hereunder, shall not

                                      -23-

_ure any breach or default, not affect said sale proceeding or ____ sale made pursuant thereto; but such income, less all cost of operation and maintenance, when received by Beneficiary, shall be applied in reduction of the entire indebtedness from time to time secured hereby. Trustor shall not in any manner obstruct or interfere with any of Beneficiary's rights under this Paragraph 15.

     16. TRUSTEE AUTHORIZED. Upon written request of Beneficiary and presentation of this Deed of Trust and evidences of indebtedness secured hereby, and without affecting the liability of any person for payment of the indebtedness secured hereby, Trustee may (a) reconvey any part of the property;
(b) execute the title sheet of any map, plat or record of survey thereof; (c)
join in granting any __sement thereon or (d) join in any agreement modifying the terms hereof or subordinating the lien or charge hereof. Trustor shall pay to
Beneficiary and Trustee a reasonable service charge for any such action.

     17. RECONVEYANCE. Upon written request of Beneficiary and upon surrender of this Deed of Trust and all evidences of indebtedness secured hereby to Trustee for retention, and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters of fact shall be conclusive proof of __e truth thereof. The grantee in such reconveyance may be

                                      -24-

described as "the person or persons legally entitled thereto". Five (5) years after the date of such reconveyance, Trustee may destroy the Deed of Trust without liability.

     18. FEES. Trustor shall pay Beneficiary's and Trustee's fees, charges and expenses for any statement, information or services furnished by Beneficiary or
Trustee in connection with the obligations secured hereby. Said services may include, but shall not be limited to, the processing by Beneficiary or Trustee, or both, of assumptions, substitutions, modifications, extensions, renewals, subordinations, rescissions, changes of owner, recordation of map, pla_ or record of survey, grants or easements, and full and partial reconveyances, and the obtaining by Beneficiary of any policies of insurance pursuant to any of the provisions contained in this Deed of Trust.

     19. SALE BY TRUSTEE. Upon default by Trustor in payment of any indebtedness, or performance of any obligation secured by this Deed of Trust,
Beneficiary, in addition to any other remedy available to Beneficiary, may declare all sums secured by this Deed of Trust immediately due and payable by delivering to Trustee a written declaration of default and causing to be filed for record a written notice of default and election to sell, and shall deposit with Trustee this Deed of Trust and all documents evidencing expenditures secured hereby. After the lapse of such

                                      -25-

____ as may be required by law following the filing for record of ___d notice of default, and after giving all such notices as may be required by law, Trustee, without demand on Trustor, may sell the Property, either as a whole or in separate parcels, and in such order as it may determine, by public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, of for the equivalent of cash, as so determined by Trustee in its sole discretion. If the indebtedness secured hereunder is additionally secured by property which is not subject to this Deed of Trust, Trustee may sell any property so given as security for Trustor's obligation, which it is authorized to sell, either in whole or in separate parcels or parts and in such order as it may determine.

     Trustee may postpone sale of all or any portion of the property by public announcement at the time and place fixed for such sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Following sale, Trustee shall deliver to the purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recital in such deed of any matters of fact shall be conclusive proof of the truth thereof. Any person, including Trustor,
Trustee and Beneficiary may purchase at such sale. After deducting all costs, fees and expenses of Trustee and of this trust, including cost of evidence of title in connection with the sale and

                                      -26-

reasonable attorneys' fees, Trustee shall apply the proceeds of ___e to payment, first, of all sums expended under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate specified in Paragraph 7 hereof, and then of all other sums secured by this Deed of Trust, and, if there be any proceeds remaining, shall distribute them to the person or persons legally entitled thereto, upon proof of entitlement being submitted to Trustee.

     20. WAIVER OF STATURE OF LIMITATIONS. Trustor hereby waives, to the fullest extent permissible by law, the s_____e of limitations as a defense to any demand or obligation secured by this Deed of Trust.

     21. SUBSTITUTION OF TRUSTEE. Beneficiary may, from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed and acknowledged by
Beneficiary and recorded in the office of the Recorder of the county or counties where the property is situated, shall be conclusive proof of the proper substitution of such successor Trustee or Trustees, who shall, without conveyance, succeed to all the title, estate, rights, powers and duties of the predecessor Trustee. Said instrument shall contain the name and address of the new Trustee. If notice of default shall have been recorded, this power of substitution may not be exercised unless the then acting Trustee signs an

                                      -27-

endorsement on such instrument of substitution to the effect that 1 costs, fees and expenses due to such Trustee have been paid or satisfied.

     22.  GENERAL PROVISIONS.

          22.1 The term "Trustor" shall mean all parties executing this Deed of
               Trust as Trustor, their respective heirs, legatees, devises, administrators, executors, successors in interest and assigns, provided that Beneficiary shall not be obligated to give Notice of Default or Notice of Sale hereunder to any Trustor other than as shown on the face page hereof.

          22.2 The term "Beneficiary" shall mean Southern California Edison
               Company or its successor whether or not named as Beneficiary herein.

          22.3 Every provision of this Deed of Trust imposing upon Trustor an obligation to perform an act, or embodying an agreement by
               Trustor to perform an act, shall be construed as obligating
               Trustor to pay all costs and expenses relating tbereto.

                                      -28-

          22.4 In the event any provision hereof shall be declared invalid or unenforceable through a final judgment in a court having
               competent jurisdiction, the validity or enforceability of any of the remaining terms hereof shall not be thereby impaired.

          22.5 In this Deed of Trust, wherever the context so requires, the masculine gender includes the feminine and neuter, the singular number includes the plural, and vice versa, and if more than one person is named as Trustor, the obligations of Trustor shall be the joint and several obligations of each such person.

          22.6 Captions and paragraph headings used herein are for convenience only and are not a part of this agreement and shall not be used in construing it.

                                      -29-

     The undersigned Trustor request that a copy of any Notice of ________ and of any Notice of Sale hereunder be mailed to each Trustor named on the face page hereof, at the address set forth thereon.

                                 TRUSTOR:
                                 MAMMOTH-PACIFIC, a
                                 California general partnership

                                        By: MAMMOTH BINARY POWER COMPANY,
                                            a limited partnership, as general
                                            partner of Mammoth-Pacific

                                            By: HOLT GEOTHERMAL COMPANY,
                                                a California corporation,
                                                as general partner of
                                                Mammoth Binary Power Company

                                            By: /s/ Ben Holt
                                                --------------------------------
                                                Ben Holt, President

                                            By: /s/ William E. Vin_y
                                                --------------------------------
                                                William E. Vin_y, Secretary

                                        By: PACIFIC ENERGY RESOURCES
                                            INCORPORATED, A California
                                            corporation, as general partner of
                                            Mammoth-Pacific

                                        By: /s/ Milton R. Tanner
                                            ------------------------------------
                                            Milton R. Tanner,
                                            Executive Vice President

                                        By: /s/ Lee _._______
                                            ------------------------------------
                                            Lee _._______
                                            Vice President

                                      -30-

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES   )

On December 28th 1983, before me, the undersigned a Notary Public in and for said State, personally appeared MILTON R. TANNER, known to me to be the
Executive Vice President, and ___ _. _______ known to me to be the Vice
President, of PACIFIC ENERGY RESOURCES INCORPORATED, the corporation that executed the within instrument and known to me to be the persons who executed the within instrument on behalf of said corporation, said corporation being known to me to be one of the partners of MAMMOTH-PACIFIC, the partnership that executed the within instrument, and acknowledge to me that such corporation executed the same as such partner and that such partnership executed the same.

WITNESS my hand and official seal.

                                                          ----------------------
Signature  /s/ Robert J. Tormey                           [SEAL]   OFFICIAL SEAL
           -----------------------------                        ROBERT J. TORMEY
     Robert J. Tormey                                              _____________
   Name (Type or Printed)                                            ________
                                                                  ______________
                                                                ________________
                                                          ----------------------

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES   )

__ 21 DECEMBER 19_3, before me, the undersigned a Notary Public in and for said
State, personally appeared BEN HOLT, known to me to be the President, and
WILLIAM E. VINEY, known to me to be the Secretary, of HOLT GEOTHERMAL COMPANY, a
California corporation, which is the General Partner of MAMMOTH BINARY POWER
COMPANY, the limited partnership that executed the within instrument and known to me to be the persons who executed the within instrument on behalf of said limited partnership, said limited partnership being know to me to be one of the partners of MAMMOTH-PACIFIC, the partnership that executed the within instrument, and acknowledged to me that such limited partnership executed the same as such partner and that such partnership executed the same.

WITNESS my hand and official seal.

                                                        ------------------------
Signature  /s/ Betty J. Peterson                         [SEAL]    OFFICIAL __AL
           -----------------------------                       BETTY J. PETERSON
     BETTY J. PETERSON                                             _____________
   Name (Type or Printed)                                            ________
                                                                  ______________
                                                        ------------------------

                                   EXHIBIT A

          The land, subject to this Deed of Trust, and which is referred to in this Deed of Trust: as "Leased Property" is described as:

     PARCEL 1: THOSE PATENTED PLACER MINING CLAIMS KNOWN AS THE WHITE OWL NO. 2,
     WHITE OWL NO. 3 AND WHITE OWL NO. 5 PLACER MINING CLAIMS, SITUATE IN THE
     MAMMOTH MINING DISTRICT, MONO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY
     DESCRIBED IN THAT CERTAIN PATENT FROM THE UNITED STATES OF AMERICA TO THE
     IMPERIAL VALLEY SAND AND GRAVEL COMPANY DATED MAY 17, 1957 AND RECORDED
     JULY 29, 1957 IN VOL. 37 PAGE 504, OFFICIAL RECORDS OF SAID COUNTY, AS
     FOLLOWS:

     IN TOWNSHIP 3 SOUTH, RANGE 28 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF
     MONO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF:

     (A)  WHITE OWL NO. 2 CLAIM, EMBRACING THE WEST HALF OF THE NORTHWEST
          QUARTER OF THE NORTHEAST QUARTER OF SECTION 32.

          EXCEPTING THEREFROM ANY VEINS OR LODES OF QUARTZ, OR ROCK IN PLACE
          BEARING GOLD, SILVER, CINNABAR, LEAD, TIN, COPPER OR OTHER VALUABLE
          DEPOSITS WITHIN THE LAND ABOVE DESCRIBED, WHICH MAY HAVE BEEN
          DISCOVERED OR KNOWN TO EXIST ON OR PRIOR TO NOVEMBER 20, 1950.

     (B)  WHITE OWL NO. 3 CLAIM, EMBRACING THE NORTHWEST QUARTER OF THE
          SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 32.

          EXCEPTING THEREFROM ANY VEINS OR LODES OF QUARTZ, OR OTHER ROCK IN
          PLACE BEARING GOLD, SILVER, CINNABAR, LEAD, TIN, COPPER OR OTHER
          VALUABLE DEPOSITS WITHIN THE LAND ABOVE DESCRIBED, WHICH MAY HAVE BEEN
          DISCOVERED OR KNOWN TO EXIST ON OR PRIOR TO NOVEMBER 20, 1950.

     (C)  WHITE OWL NO. 5 CLAIM, EMBRACING THE NORTH HALF OF THE SOUTHEAST
          QUARTER OF THE NORTHWEST QUARTER OF SECTION 32.

          EXCEPTING THEREFROM ANY VEINS OR LODES OF QUARTZ, OR OTHER ROCK IN
          PLACE BEARING GOLD, SILVER, CINNABAR, LEAD, TIN, COPPER OR OTHER
          VALUABLE DEPOSITS WITHIN THE LAND ABOVE DESCRIBED, WHICH MAY HAVE BEEN
          DISCOVERED OR KNOWN TO EXIST ON OR PRIOR TO NOVEMBER 20, 1950.

                                       A-1

PARCEL 2: THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 32, TOWNSHIP
3 SOUTH, RANGE 28 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF MONO, STATE OF
CALIFORNIA, ACCORDING TO THE OFFICIAL FLAT THEREOF.

EXCEPT THAT PORTION THEREOF INCLUDED IN THE STATE HIGHWAY, AS HERETOFORE
EXCEPTED.

ALSO EXCEPT THE SURFACE OF THE SOUTHWESTERLY THREE (3) ACRES, MORE OR LESS,
OCCUPIED BY A LUMBER YARD AS OF AUGUST 31, 1983, AS EXCEPTED IN THE LEASE
BETWEEN MAGMA ENERGY, INC., A NEVADA CORPORATION ("LESSOR"), AND HOLT GEOTHERMAL
COMPANY, A CALIFORNIA CORPORATION ("LESSEE") DATED AUGUST 31, 1983 RECORDED
SEPTEMBER 6, 19_3 IN BOOK 3_9 PAGE 37, OFFICIAL RECORDS OF SAID COUNTY.

                                       A-2

--------------------------------------------------------------------------------

                                    EXHIBIT C

                               FINANCING STATEMENT

--------------------------------------------------------------------------------

   This FINANCING STATMENT is ________ for filing __________ to the ____________ _______ Commercial Code

==============================================================================================================
1.   ______ _____ _____ _________ __ __________                                 __ ___________________________

     ______-PACIFIC, a Partnership
--------------------------------------------------------------------------------------------------------------
     _______ ADDRESS                                             __ ___________                __ ___ ____

     __55 East Washington Blvd., Suite 830                       Commerce, California          90040
--------------------------------------------------------------------------------------------------------------
     ADDITIONAL DEBTOR __________________________________________               2_ ___________________________

--------------------------------------------------------------------------------------------------------------
2_   MAILING ADDRESS                                             2_ CITY, STATE                __ ___ ____

--------------------------------------------------------------------------------------------------------------
3.   DEBTOR ___________ OR ______ (IF ANY)                                      __ ___________________________

--------------------------------------------------------------------------------------------------------------
4.   SECURED PARTY                                                              __ ___________________________
                                                                                   ______________________
     NAME Southern California Edison Company

     MAILING ADDRESS 2244 Walnut Grove Avenue                                      95-1240335

     CITY Rosemead                STATE California               ZIP CODE 91770
--------------------------------------------------------------------------------------------------------------
5.   ASSIGNEE OF SECURED PARTY (IF ANY)                                         __ ___________________________
                                                                                   ______________________
     NAME

     MAILING ADDRESS

     CITY                         STATE                          ZIP CODE
--------------------------------------------------------------------------------------------------------------
     This FINANCING STATEMENT covers the following types or items of property (include description of real property on which located and owner of record when required by instruction 4).

     All equipment, fixtures, machinery and personal property now owned or hereafter acquired by Debtor wherever located (including but not limited to that located on the real property described in Exhibit A attached hereto); all accounts, inventory; contract rights and general intangibles now owned or hereafter acquired by Debtor (including but not limited to those arising out of any power sales agreement between
     Debtor and Southern California Edison Company); and all Debtor's leasehold interests in geothermal resources (as more fully described in Exhibit A attached hereto) and accounts resulting from the sale thereof __ from the sale of energy produced therefrom, pursuant to that certain geothermal lease assigned to Debtor as Lessee, the memorandum of which was recorded on September 6, 1983 as Instrument No. 1765 in the Official Records of Mono County, California. A copy of this statement will be recorded in the
     Official Records of Mono County, California.

---------------------------------------------------------------------------------------------------------------
     CHECK       [X]   7A. [X] PRODUCTS OF COLLATERAL   7B. DEBTOR(S) SIGNATURE NOT REQUIRED IN ACCORDANCE WITH
     IF APPLICABLE             ARE ALSO COVERED             INSTRUCTION ____ ITEM:
                                                            [_] (1)   [_] (2)   [_] (3)   [_] (4)
--------------------------------------------------------------------------------------------------------------
     CHECK       [X]
     IF APPLICABLE         [_] DEBTOR IS A "TRANSMITTING UTILITY" IN ACCORDANCE WITH UCC __________

--------------------------------------------------------------------------------------------------------------
     MAMMOTH-PACIFIC, a Partnership                     DATE. 12/22/83     10.  THIS SPACE FOR USE OF FILING
     By Mammoth Binary Power Company, Partner                                   OFFICER (DATE, TIME, FILE
                                                                                NUMBER AND FILING OFFICER)

     _________ __ _________ /s/ Illegible        , Ben Holt, President
---------------------------------------------------------------------------
                                                   Holt Geothermal Co.
                                                                        1
     By Pacific Energy Resources Incorporated, Partner

     _________ __ _________ /s/ Illegible     Milton R. Tanner,         2
----------------------------------------------------------------------
                                              Executive Vice President  3

     SOUTHERN CALIFORNIA EDISON COMPANY
                                                                        4

     _________ __ _________ /s/ Illegible
----------------------------------------------------------------------  5
                                                  Edward A. _____, Jr.
                                                  Vice President
                                                                        6
     SOUTHERN CALIFORNIA EDISON COMPANY

     __________________________                                         7
----------------------------------------------------------------------
     _____ copy to:
                                                                        8
               SOUTHERN CALIFORNIA EDISON COMPANY
               Attn: Donald M. Clary
               P.O. Box 800                                             9
    __         Rosemead, California 91770

    __                                                                 0

----------------------------------------------------------------------
                                           FORM UCC _ FILING ___ $____
     ___ _____ ___                         Approved by the ___________
==============================================================================================================

_____   _______

                         MAMMOTH-PACIFIC, a Partnership

                                    EXHIBIT A

          Debtor: Mammoth-Pacific, a Partnership

          Secured Party: Southern California Edison Company

          The real property on which the Project is located and on which
Debtor's property is or may be or is to be is described as:

     PARCEL 1: THOSE PATENTED PLACER MINING CLAIMS KNOWN AS THE WHITE OWL NO. 2,
     WHITE OWL NO. 3 AND WHITE OWL NO. 5 PLACER MINING CLAIMS, SITUATE IN THE
     MAMMOTH MINING DISTRICT, MONO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY
     DESCRIBED IN THAT CERTAIN PATENT FROM THE UNITED STATES OF AMERICA TO THE
     IMPERIAL VALLEY SAND AND GRAVEL COMPANY DATED MAY 17, 1957 AND RECORDED
     JULY 29, 1957 IN VOL. 37 PAGE 504, OFFICIAL RECORDS OF SAID COUNTY, AS
     FOLLOWS:

     IN TOWNSHIP 3 SOUTH, RANGE 28 EAST, MOUTH DIABLO MERIDIAN, IN THE COUNTY OF
     MONO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF:

     (A)  WHITE OWL NO. 2 CLAIM, EMBRACING THE WEST HALF OF THE NORTHWEST
          QUARTER OF THE NORTHEAST QUARTER OF SECTION 32.

          EXCEPTING THEREFROM ANY VEINS OR LODES OF QUARTZ, OR ROCK IN PLACE
          BEARING GOLD, SILVER, CINNABAR, LEAD, TIN, COPPER OR OTHER VALUABLE
          DEPOSITS WITHIN THE LAND ABOVE DESCRIBED, WHICH MAY HAVE BEEN
          DISCOVERED OR KNOWN TO EXIST ON OR PRIOR TO NOVEMBER 20, 1950.

     (B)  WHITE OWL NO. 3 CLAIM, EMBRACING THE NORTHWEST QUARTER OF THE
          SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 32.

          EXCEPTING THEREFROM ANY VEINS OR LODES OF QUARTZ, OR OTHER ROCK IN
          PLACE BEARING GOLD, SILVER, CINNABAR, LEAD, TIN, COPPER OR OTHER
          VALUABLE DEPOSITS WITHIN THE LAND ABOVE DESCRIBED, WHICH MAY HAVE BEEN
          DISCOVERED OR KNOWN TO EXIST ON OR PRIOR TO NOVEMBER 20, 1950.

     (C)  WHITE OWL NO. 5 CLAIM, EMBRACING THE NORTH HALF OF THE SOUTHEAST
          QUARTER OF THE NORTHWEST QUARTER OF SECTION 32.

          EXCEPTING THEREFROM ANY VEINS OR LODES OF QUARTZ, OR OTHER ROCK IN
          PLACE BEARING GOLD, SILVER, CINNABAR, LEAD, TIN, COPPER OR OTHER
          VALUABLE DEPOSITS WITHIN THE LAND ABOVE DESCRIBED, WHICH MAY HAVE BEEN
          DISCOVERED OR KNOWN TO EXIST ON OR PRIOR TO NOVEMBER 20, 1950.

                                       A-1

STATE OF CALIFORNIA,    )
                        ) ss.
COUNTY OF LOS ANGELES   )

          On JAN. 26, 1984 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Ben Holt, known to me to be the
President, and William E. Viney, known to me to be Secretary of Holt Geothermal
Company, which is the general partner of Mammoth Binary Power Company, the company that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of the company therein named as general partner of Mammoth-Pacific, and acknowledged to me that such company executed the within instrument as such partner and that such partnership executed the same.

WITNESSETH my hand and official seal.

                                                 -------------------------------
/s/ Robert J. Tormey                                       [SEAL] OFFICIAL SEAL
----------------------------                                 ROBERT J. TORMEY
                                                                   ________
                                                                   ________
                                                                   ________
                                                  ___________ SEPTEMBER 10, 19_7
                                                 -------------------------------

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES   )

          On JAN. 26, 1984 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Milton R. Tanner, known to me to be the Executive Vice President, and Thomas W. Drino, known to me to be
Assistant Secretary of Pacific Energy Resources Incorporated the corporation that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or resolution of its board of directors as such partner and that such partnership executed the same.

WITNESSETH my hand and official seal.

                                                 -------------------------------
/s/ Robert J. Tormey                                       [SEAL] OFFICIAL SEAL
----------------------------                                 ROBERT J. TORMEY
                                                                   ________
                                                                   ________
                                                                   ________
                                                  ___________ SEPTEMBER 1_, 19_7
                                                 -------------------------------

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES   )

          On this 7th day of February, in the year 1984, before me, a Notary
Public in and ___ said County and State, personally appeared Edward A. Myers,
Jr., known to me (or proved to me on the basis of satisfactory evidence) to be a
Vice President of Southern California Edison Company, the company that executed the within instrument, known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the above instrument on behalf of the company therein named and acknowledged to me that such company executed the within instrument pursuant to its by-laws or resolutions of its board of directors.

WITNESSETH my hand and official seal.

/s/ Illegible
----------------------------

-----------------------
[SEAL] OFFICIAL SEAL
        ___________
          ________
          ________
       _______1__ 1_85
-----------------------

PARCEL 2: THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 32, TOWNSHIP
3 SOUTH, RANGE 28 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF MONO, STATE OF
CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THAT PORTION THEREOF INCLUDED IN THE STATE HIGHWAY, AS HERETOFORE
EXCEPTED.

ALSO EXCEPT THE SURFACE OF THE SOUTHWESTERLY THREE (3) ACRES, MORE OR LESS,
OCCUPIED BY A LUMBER YARD AS OF AUGUST 31, 1983, AS EXCEPTED IN THE
LEASE BETWEEN MACMA ENERGY, INC., A NEVADA CORPORATION ("LESSOR"), AND HOLT
GEOTHERMAL COMPANY, A CALIFORNIA CORPORATION ("LESSEE") DATED AUGUST 31, 1983
RECORDED SEPTEMBER 6, 1983 IN BOOK 389 PAGE 37, OFFICIAL RECORDS OF SAID COUNTY.

                                       A-2

   This FINANCING STATEMENT is ________ for filing pursuant to the ____________ Uniform Commercial Code

==============================================================================================================
1.   ______ _____ _____ _________ __ __________                                 __ ___________________________

     MAMMOTH-PACIFIC, a Partnership
--------------------------------------------------------------------------------------------------------------
     MAILING ADDRESS                                             __ CITY, STATE                __ ZIP CODE

     _055 East Washington Blvd., Suite 830                       Commerce, California          90040
--------------------------------------------------------------------------------------------------------------
     ADDITIONAL DEBTOR __________________________________________               2_ ___________________________

--------------------------------------------------------------------------------------------------------------
2_   MAILING ADDRESS                                             2_ CITY, STATE                __ ZIP CODE

--------------------------------------------------------------------------------------------------------------
3.   DEBTOR TRADE NAMES OR STYLES (if any)                                      __ ___________________________

--------------------------------------------------------------------------------------------------------------
4.   SECURED PARTY                                                              __ ___________________________
                                                                                   ______________________
     NAME Southern California Edison Company

     MAILING ADDRESS 2244 Walnut Grove Avenue                                      95-1240335

     CITY Rosemead                STATE California                ZIP CODE 91770
--------------------------------------------------------------------------------------------------------------
     ASSIGNEE OF SECURED PARTY (if any)                                         __ ___________________________
                                                                                   ______________________
     NAME

     MAILING ADDRESS

     CITY                         STATE                           ZIP CODE
--------------------------------------------------------------------------------------------------------------
     This FINANCING STATEMENT covers the following types or items of property (include description of real property on which located and owner of record when required by instruction 4).

     All equipment, fixtures, machinery and personal property now owned or hereafter acquired by Debtor wherever located (including but not limited to that located on the real property described in Exihbit A attached hereto); all accounts, inventory, contract rights and general intangibles now owned or hereafter acquired by Debtor (including but not limited to those arising out of any power sales agreement between
     Debtor and Southern California Edison Company); and all Debtor's leasehold interests in geothermal resources (as more fully described in Exhibit A attached hereto) and accounts resulting from the sale thereof __ from the sale of energy produced therefrom, pursuant to that certain geothermal lease assigned to Debtor as Lessee, the memorandum of which was recorded on September 6, 1983 as Instrument No. 1765 in the Official Records of Mono County, California. A copy of this statement will be recorded in the
     Official Records of Mono County, California.

--------------------------------------------------------------------------------------------------------------
     CHECK       [X]   7A. [X] PRODUCTS OF COLLATERAL   7B. DEBTOR(S) SIGNATURE NOT REQUIRED IN ACCORDANCE WITH
     IF APPLICABLE             ARE ALSO COVERED             INSTRUCTION ____ ITEM:
                                                            [_](1)   [_](2)   [_](3)   [_](4)
--------------------------------------------------------------------------------------------------------------
     CHECK       [X]
     IF APPLICABLE         [_] DEBTOR IS A "TRANSMITTING UTILITY" IN ACCORDANCE WITH UCC ___________

--------------------------------------------------------------------------------------------------------------
     MAMMOTH-PACIFIC, a Partnership                     DATE. 12/22/83     10.  THIS SPACE FOR USE OF FILING
     By Mammoth Binary Power Company, Partner                           c       OFFICER (DATE, TIME, FILE
                                                                        o       NUMBER AND FILING OFFICER)
                                                                        d
     _________ __ _________ /s/ Illegible        , Ben Holt, President  e
---------------------------------------------------------------------------
                                               Holt Geothermal Company

     By Pacific Energy Resources Incorporated, Partner                  1

                                                                        2
     _________ __ _________ /s/ Illegible     Milton R. Tanner,
----------------------------------------------------------------------  3
                                              Executive Vice President
                                                                        4
     Southern California Edison Company
                                                                        5
                                              G. J. Bjorklund
     _________ __ _________ /s/ Illegible     Vice President            6
----------------------------------------------------------------------
                                                                        7
     Southern California Edison Company
                                                                        8
     __________________________
----------------------------------------------------------------------  9
     _____ copy to:
                                                                        0
               SOUTHERN CALIFORNIA EDISON COMPANY
               Attn: Donald M. Clary
               P.O. Box 800
     __        Rosemead, California 91770

     ____
----------------------------------------------------------------------
                                           FORM UCC _ FILING ___ $____
     ___ _____ ___                         Approved by the ___________
==============================================================================================================

                         MAMMOTH-PACIFIC, a Partnership

                                    EXHIBIT A

          Debtor: Mammoth-Pacific, a Partnership

          Secured Party: Southern California Edison Company

          The real property on which the Project is located and on which
Debtor's property is or may be or is to be is described as:

     PARCEL 1: THOSE PATENTED PLACER MINING CLAIMS KNOWN AS THE WHITE OWL NO. 2,
     WHITE OWL NO. 3 AND WHITE OWL NO. 5 PLACER MINING CLAIMS, SITUATE IN THE
     MAMMOTH MINING DISTRICT, MONO COUNTY, CALIFORNIA, BEING MORE PARTICULARLY
     DESCRIBED IN THAT CERTAIN PATENT FROM THE UNITED STATES OF AMERICA TO THE
     IMPERIAL VALLEY SAND AND GRAVEL COMPANY DATED MAY 17, 1957 AND RECORDED
     JULY 29, 1957 IN VOL. 37 PAGE 504, OFFICIAL RECORDS OF SAID COUNTY, AS
     FOLLOWS:

     IN TOWNSHIP 3 SOUTH, RANGE 28 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF
     MONO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF:

     (A)  WHITE OWL NO. 2 CLAIM, EMBRACING THE WEST HALF OF THE NORTHWEST
          QUARTER OF THE NORTHEAST QUARTER OF SECTION 32.

          EXCEPTING THEREFROM ANY VEINS OR LODES OF QUARTZ, OR ROCK IN PLACE
          BEARING GOLD, SILVER, CINNABAR, LEAD, TIN, COPPER OR OTHER VALUABLE
          DEPOSITS WITHIN THE LAND ABOVE DESCRIBED, WHICH MAY HAVE BEEN
          DISCOVERED OR KNOWN TO EXIST ON OR PRIOR TO NOVEMBER 20, 1950.

     (B)  WHITE OWL NO. 3 CLAIM, EMBRACING THE NORTHWEST QUARTER OF THE
          SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 32.

          EXCEPTING THEREFROM ANY VEINS OR LODES OF QUARTZ, OR OTHER ROCK IN
          PLACE BEARING GOLD, SILVER, CINNABAR, LEAD, TIN, COPPER OR OTHER
          VALUABLE DEPOSITS WITHIN THE LAND ABOVE DESCRIBED, WHICH MAY HAVE BEEN
          DISCOVERED OR KNOWN TO EXIST ON OR PRIOR TO NOVEMBER 20, 1950.

     (C)  WHITE OWL NO. 5 CLAIM, EMBRACING THE NORTH HALF OF THE SOUTHEAST
          QUARTER OF THE NORTHWEST QUARTER OF SECTION 32.

          EXCEPTING THEREFROM ANY VEINS OR LODES OF QUARTZ, OR OTHER ROCK IN
          PLACE BEARING GOLD, SILVER, CINNABAR, LEAD, TIN, COPPER OR OTHER
          VALUABLE DEPOSITS WITHIN THE LAND ABOVE DESCRIBED, WHICH MAY HAVE BEEN
          DISCOVERED OR KNOWN TO EXIST ON OR PRIOR TO NOVEMBER 20, 1950.

                                       A-1

     PARCEL 2: THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 32,
     TOWNSHIP 3 SOUTH, RANGE 28 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF
     MONO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

     EXCEPT THAT PORTION THEREOF INCLUDED IN THE STATE HIGHWAY_ AS HERETOFORE
     EXCEPTED.

     ALSO EXCEPT THE SURFACE OF THE SOUTHWESTERLY THREE (3) ACRES, MORE OR LESS,
     OCCUPIED BY A LUMBER YARD AS OF AUGUST 31, 1983, AS EXCEPTED IN THE LEASE
     BETWEEN MAGMA ENERGY, INC., A NEVADA CORPORATION ("LESSOR"), AND HOLT
     GEOTHERMAL COMPANY, A CALIFORNIA CORPORATION ("LESSEE") DATED AUGUST 31,
     1983 RECORDED SEPTEMBER 6, 1983 IN BOOK 389 PAGE 37, OFFICIAL RECORDS OF
     SAID COUNTY.

                                       A-2

--------------------------------------------------------------------------------

                                    EXHIBIT D

                                   MAGMA LEASE

--------------------------------------------------------------------------------

                                GEOTHERMAL LEASE

          THIS LEASE is made this 31st day of August, 1953 by and between MAGMA
ENERGY, INC., ("Lessor") a Nevada corporation, as Lessor, and HOLT GEOTHERMAL
COMPANY, ("Lessee") a California corporation, as Lessee.

                                    Recitals

          Lessor has heretofore drilled certain wells and developed certain geothermal resources on the land and premises hereinafter described. Lessee desires to undertake to develop additional geothermal resources on said land and to construct thereon facilities to utilize geothermal resources for the generation of electric power, utilizing the Magmamax power process, a proprietary and patented process owned by Lessor for generating electric power utilizing geothermal resources, the U.S. patent number thereon being 3,757,516.
Lessee desires, in addition to a non-exclusive license to utilize on and limited to the leased land the Magmamax power process, to use a portion of said land for electric power generating facilities and to obtain, on a continuing basis and subject to License Agreement, the benefit of Lessor's continuing knowledge and experience with respect to the Magmamax process and to have the non-exclusive right to utilize any new developments or improvements of the Magmamax process on and limited to the leased land.

          1. WITNESSETH: that in consideration of the agreements contained herein, the parties hereby enter into a lease of the hereinafter described land
(the "leased land") by Lessor to Lessee and concurrently herewith, and as part of one integrated transaction, the parties shall enter into a License Agreement with respect to the leased _ land ________ ____ respect to the use by Lessee of the Magmamax power process. In consideration of the agreements contained herein, the Lessor does grant, lease, let and demise unto the Lessee, its successors and assigns, the leased land with the sole and exclusive right to the
Lessee to enter upon and to use and occupy the leased land to explore for, drill for, develop, mine, produce and use the natural heat of the earth, the energy, in whatever form, below the surface of the earth present in, resulting from, or created by, or which may be extracted from, such natural heat, and all minerals in solution or other products obtained from naturally heated fluids, brines, associated gases, and steam, in whatever form, found below the surface of the earth ("geothermal resources") and to take, store, remove, dispose of and use sam_

                                       -2-

and for uses and purposes incidental thereto, together with the right to use the leased land and to construct and maintain any and all facilities thereon and therein as may be necessary for Lessee's operations on the leased land or other lands in the vicinity of the leased land, and for use of the geothermal resources including but not limited to well sites, pipelines, power plants, power transmission lines, power stations, tanks, ponds, wells for injection or reinjection of waste water, gases and other residual products, roads, and other structures and installations. Lessor retains all rights to use and occupy the surface and subsurface of the leased land for all purposes, provided that such use or occupancy shall not unreasonably interfere with the rights of Lessee under this Lease.

          2. Description The leased land is described in Exhibit "A" attached hereto and made a part hereof. In addition to the above-described leased land, this Lease also covers accretions and any small strips or parcels of land now or hereafter owned by Lessor which are contiguous or adjacent to the above-described leased land. Lessor agrees to execute at Lessee's request any additional or supplemental instruments for a more complete or accurate description of the land so covered.

          3. Term TO _AVE AND TO __OLD the leased land for a period of thirty
(30) years from the date hereof ("primary term") and so long thereafter as any geothermal resources are produced therefrom, or are capable of being produced therefrom, or drilling or producing operations are conducted thereon, or excused under the terms hereof.

          4. Commencement of Operations Within eighteen (18) months after the effective case of this Lease, Lessee shall commence and diligently continue the drilling of one or more wells for production of geothermal resources from the leased land until Lessee shall have satisfied itself that sufficient geothermal resources are obtainable to supply the needs of a power plant or power plants of a gross capacity of ten (10) or more megawatts. If, within six (6) months after commencement of drilling the first well on the leased land, Lessee determines in its sole judgment that it is not able to develop on the leased land a sufficient quantity of geothermal resources to _______ installation of one or more power plants for generating electricity therefrom, Lessee may, upon notice given to
Lessor within thirty (30) days after expiration of such six (6) month period, terminate and be freed of all obligations under this Lease. If Lessee elects not to so terminate this Lease, Lessee shall proceed with the drilling of such well or wells as it deems appropriate to supply the requisite quantity of geothermal

                                       -3-

resources for operation of a power plant or power plants and shall proceed diligently and in good faith with construction of a power plant or power plants on the leased land for generation of electricity utilizing the geothermal resources.

          5. Royalty Lessee shall pay to Lessor as royalty during the full term of this Lease compensations as follows: (a) As to electricity generated by facilities having a gross rated capacity of ten (10) megawatts or less, Lessee shall pay to Lessor twenty-two percent (22%) of the cross proceeds received by
Lessee. The said payment shall be deemed to embrace a payment of nineteen percent (19%) of gross proceeds for geothermal resources produced from the leased land and utilized for the generation of electricity thereon and three percent (3%) of gross proceeds as payment for the said non-exclusive license, for surface land use and for Lessee's agreement to make available to Lessor subject to License Agreement its continuing knowledge and experience with respect to the Magmamax power process and the right to utilize new developments or improvements thereof on the leased land; (b) As to electricity generated by facilities having a gross rated capacity in excess of ten (10) megawatts, Lessee shall pay to Lessor twenty-five percent (25%) of the gross proceeds received by
Lessee. The said payment shall be deemed to embrace a payment of twenty-two percent (22%) of gross proceeds for geothermal resources produced and utilized for the generation of electricity and three percent (3%) of gross proceeds as payment for the said non-exclusive license, for surface land use and for
Lessor's agreement to make available to Lessee subject to License Agreement its continuing knowledge and experience with respect to the Magmamax power process and the right to utilize new developments or improvements thereof on the leased land; (c) The payment by Lessee to Lessor of the total compensations provided for in subparagraphs (a) and (b) hereof, when due, for the full term of this
Lease is a condition to the continuation of Lessee's rights under this Lease and its right to use or occupy the leased land or any part thereof. In the event
Lessee shall default under any covenant or condition of this Lease and shall fail to remedy such default or to commence in good faith to remedy such default, if such default cannot be remedied within the notice period, Lessor shall have the right, upon expiration of sixty (60) days written notice of default, to terminate this Lease and all of Lessee's rights hereunder. The term "gross proceeds" means the amount received from the sale to others of electricity produced on the leased land from geothermal resources therein by the Lessee.
Lessee shall pay to Lessor said royalty on the last day of each month for accrued royalties for the preceding calendar month. If the geothermal resources produced from the leased land are insufficient for operation of

                                       -4-

Lessee's plant or plants at a gross capacity of ten (10) megawatts, at the request of Lessee, Lessor may supply geothermal resources from other land and the 22% royalty rate shall apply to gross proceeds produced therefrom. If
Lessor is unable to provide sufficient geothermal resources, Lessee may secure geothermal resources from other lands without paying royalty to Lessor on the geothermal resources so secured. Lessee shall have the right to commingle the geothermal resources with geothermal resources produced from other lands and to pay Lessor's royalty on the basis of production allocable to the leased land as determined by metering or gauging same. Lessee shall not be required to pay royalty on any electricity generated on the leased land and used by it in its operations under this Lease.

          6. License Agreement Lessor agrees to grant to Lessee, by separate agreement entered into concurrently herewith, a non-exclusive license to utilize on and limited to the leased land for the term of this Lease Lessor's patented
Magmamax power process and improvements thereof. Together with said license,
Lessor will agree to make available to Lessee without additional consideration,
Lessor's continuing knowledge and experience with respect to said process. In the event Lessee shall develop any patentable improvements to the Magmamax power process, Lessor shall be entitled to a non-exclusive royalty free license with respect thereto.

          7. Plant Expansion Lessee shall have the right to increase the capacity of its plant or build additional plants on the leased land if operations under this Lease demonstrate the availability of an adequate supply of geothermal resources on the same terms and conditions as set forth herein.
Lessee shall have the right of first refusal for the development of electricity available from geothermal resources on adjacent or nearby lands leased or otherwise controlled by Lessor, in the event Lessee's operation proves the adequacy of the geothermal resources and the commercial feasibility of producing electricity therefrom. Lessee shall have four (4) years from the date of firm operation of the plant to determine if an increase in plant and production capacity is warranted by the geothermal resources underlying the leased land on the basis of its operations. Lessee will notify Lessor of its determination on or before the fourth anniversary of said date. If an increase in the size of the plant or construction of additional plants is not warranted in Lessee's sole judgement, Lessee will relinquish its rights to the surface area not actually used for the original plant or plants, gathering and injection lines, and wells.
Lessor shall assume full responsibility for compliance

                                       -5-

with any necessary governmental approvals of such a relinquishment by Lessee. A release of surface rights to any part of the leased land shall not constitute a release of any part of the geothermal resources underlying the leased land.

          8. Reinjection Lessee shall have the right to drill such well or wells on the leased land as Lessee may deem desirable, including wells for injection or reinjection purposes, and shall have the right to dispose, in any such wells waste brine, water and other substances, waste products from a well or wells, power plants or other facilities, located on the leased land or from wells, power plants or other facilities, located in the vicinity of the leased land.
Lessee shall have the right to freely transfer geothermal resources from wells located on the leased land, or other lands in the vicinity of the leased land, to and from the leased land and to inject geothermal resources into a well or wells located on the leased land.

          9. Inspection by Lessor Lessor, or its agents, at Lessor's sole risk, may during hours of operation examine the leased land and the workings, installations and structures thereto and operations of Lessee thereon, and may at reasonable times inspect the books and records of Lessee with respect to production and operations and matters pertaining to the payment of royalties to
Lessor. Lessee shall make available to Lessor all of Lessee's information and operating experience as to producing and injection wells and the installed electric generating facilities. Lessee shall also furnish to Lessor all drilling, engineering and geological reports, tests and logs as to all wells drilled on said land. Lessor retains the right to utilize the leased land for any and all purposes provided that such use shall not unreasonably interfere with Lessee's operations thereon. Lessor, its employees, representatives and permittees retain the right at all times to enter upon the leased land and to view all operations and activities of Lessee thereon, provided that Lessee shall not be liable to Lessor or to any such persons for personal injury or property damage not resulting from any negligent act or omission of Lessee. Lessor shall maintain all information gained by such inspection in strict confidence and shall not disclose any of such information to third parties without advance written permission of Lessee.

          10. Warranty of Title Lessor hereby warrants that it has clear title to the leased land and the geothermal resources contained therein, agrees to defend title conveyed to Lessee under this Lease, and agrees that Lessee, at
Lessee's option, may pay and discharge any taxes, mortgages or liens existing, levied or assessed on or against the leased land. If Lessee

                                       -6-

exercises such option, Lessee shall be subrogated to the rights of the party to whom payment is made to the extent of all payments, costs and expenses, including attorneys' fees, and, in addition to its other rights, may reimburse itself out of any royalties otherwise payable to Lessor. In the event Lessee is made aware of any claim inconsistent with Lessor's title, Lessee may suspend the payment of royalties under this Lease, without interest, until Lessee has been furnished satisfactory evidence that such claim has been resolved.

          11. Lesser Interest If the Lessor or any party Lessor owns a lesser interest in the geothermal resources under this Lease than the entire and undivided fee estate therein, then the royalty herein provided as to geothermal resources shall be paid to the Lessor or such party Lessor only in the proportion which his ownership bears to the whole and undivided fee. Lessor shall bear the entire cost of any underlying royalty interest in the fee estate or otherwise.

          12. Removal Lessee shall have the right at any time and from time to time to remove from the leased land any and all casing, machinery, equipment, structures, installations and property of every kind and character placed upon the leased land by or pursuant to permission of Lessee, provided that if such removal should occur after termination of all rights granted herein, it shall be completed within a reasonable time thereafter. Lessee agrees after termination of this lease to leave the leased land in a clean condition and to level sump holes or excavations.

          13. Implied Covenants This Lease constitutes and expresses the entire agreement between the parties and no implied covenant of any kind shall be read into it and in particular there shall not be read into it any implied covenant requiring Lessee to commence or to continue to conduct more drilling or other operations on the leased land or to drill more wells thereon or fixing any greater measure of diligence than Lessee has herein expressly agreed to.

          14. Ancillary Rights In exploring for, developing, producing, using and marketing geothermal resources on the leased land, Lessee shall have the right of ingress and agrees along with the right to conduct such operations on the leased land as may be reasonably necessary for such purposes, including but not limited to geophysical operations, the drilling of wells, and the construction and use of roads, canals, pipelines, tanks, water wells, disposal wells, injection wells, pits, electric and telephone lines, power stations and plants, and

                                       -7-

other facilities deemed necessary by Lessee to discover, produce, store, treat or transport geothermal resources and easements necessary thereto. Lessee may use in such operations, free of cost, any water or other substances produced on the leased land. The right of ingress and egress granted hereby shall apply to the entire leased land described, notwithstanding any partial release or other termination of this Lease with respect thereto.

          15. Breach or Default In the event at any time after four (4) years from the date hereof Lessee shall sell electrical power from said leased land in any amount less than two (2) megawatts gross generating capacity and if such condition continues for a period of one (1) year (the generating output would be computed on an average for said one year), Lessor shall have the right to consider the aforesaid event a default under this Lease, provided that Lessee shall not be required to produce and sell electricity in excess of the reservoir capability of the leased land. If Lessee at any time during the term of this
Lease and Agreement determines in good faith that it is uneconomic or not feasible to continue its operations on the leased land, Lessee shall have the right to terminate this Lease and to relinquish its rights under this lease. In the event of termination Lessee shall execute and deliver appropriate instruments to clear title to the leased land and shall remove surface facilities and provide for wells as herein provided in the event of termination due to Lessee's default. No litigation shall be initiated by Lessor with respect to any breach or default by Lessee under this Lease, for a period of at least ninety (90) days after Lessor has given Lessee written notice fully describing the breach or default, and then only if Lessee fails to begin to remedy the breach or default within such period. In the event the matter is litigated and there is a final judicial determination that a breach has occurred, this Lease shall not be forfeited or cancelled in whole or in part unless Lessee is given a reasonable time after such judicial determination to remedy the breach or default and Lessee fails to do so.

          16. Forbearance by Lessor If any default shall occur which entitles
Lessor to terminate this Lease, Lessor shall have no right to terminate this
Lease unless, following the expiration of the period of time given to Lessee to cure such default, Lessor shall notify any beneficiary under a deed of trust covering all or any part of the leased land ("Mortgagee") of Lessor's intent to so terminate at least thirty (30) days in advance of the proposed effective date of such termination (the "Termination Notice"). Lessor shall have no right to terminate

                                       -8-

this Lease if after delivering the Termination Notice to Mortgagee any of the following occurs: (a) In the case of a default in the payment of royalties,
Mortgagee shall notify Lessor of Mortgagee's desire to cure such default, and
Mortgagee shall pay or cause to be paid all royalties, and any other payments then due and in arrears as specified in the Termination Notice, as well as such sums which may become due during such thirty day period, or extended period as provided in subsection (c) below; (b) In the case of a default which does not involve the payment of money but is reasonably susceptible of being cured by
Mortgagee, Mortgagee shall notify Lessor of Mortgagee's desire to cure such default, and Mortgagee shall comply, or in good faith and with reasonable diligence commence to comply, with all such nonmonetary requirements of this
Lease then in default and diligently pursue such cure to completion, subject to
Paragraph 17; (c) In the case of a default not reasonably susceptible of being cured by Mortgage, including failure of production, or in the event Mortgagee is complying with the requirements of subsections (a) or (b) above, this Lease shall not terminate provided (i) within ninety (90) days after the giving by
Lessor of the Termination Notice, Mortgagee gives written notice to Lessor of
Mortgagee's intention to foreclose its deed of trust, and (ii) Mortgagee, within ninety (90) days after the giving of the Termination Notice commences foreclosure or similar proceedings under its deed of trust for the purpose of acquiring Lessee's interest in this Lease and thereafter diligently prosecutes the same (provided however, that if Mortgagee is restrained by a court of competent jurisdiction from so proceeding, the time periods set forth above shall be ______), and (iii) either Mortgagee or any other purchaser of Lessee's interest under this Lease, within a reasonable time after the acquisition of such interest, commences production, or otherwise cures all defaults hereunder susceptible of being cured by Mortgagee or such purchaser. No cancellation, surrender or modification of this Lease shall be effective unless consented to in writing by any Mortgagee.

          17. Force Majeure Lessee's obligations under this Lease shall be suspended until expiration of ninety (90) days after removal of cause for suspension and the term of this Lease and the period for removal of Lessee's property in the event of termination shall be extended while Lessee is prevented from complying therewith by strikes, lockouts, riots, action of the elements, accidents, delays in transportation, inability to secure ____ or materials in the open market, laws, rules, or regulations of any Federal, State, Municipal or other governmental agency, authority, or representative having jurisdiction,

                                       -9-

inability to secure or absence of a market for commercial sale of geothermal resources from the leased land; or by other matters or conditions beyond the reasonable control of Lessee, whether or not similar to the conditions or matters specifically enumerated in this Paragraph.

          18. Liens, Taxes and Insurance Lessee shall hold harmless, indemnify and defend Lessor against all claims, demands, actions and causes of action for injury or death to persons, damage or destruction of property unless caused by the negligence or misconduct of Lessor, mechanic's and material-man's liens arising out of or by virtue of Lessee's rights or exercise of any rights under this Lease, operations on the leased land or any acts or omissions by Lessee, and Lessee undertakes and agrees to obtain and maintain insurance coverage, naming Lessor as additional insured, in an amount not less than ten million dollars ($10,000,000) principal amount to protect Lessor against any such claims. Lessee shall pay all taxes levied and assessed against all structures, improvements and personal property placed upon the leased land by Lessee. Lessor shall pay all taxes levied and assessed against the lessed land as such including the geothermal resources and the right to production thereof and against any rights therein not covered by this lesse and shall pay all taxes levied and assessed against all structures and improvements placed on the leased land by Lessor. Lessee, at its own expense, prior to commencing operations on the leased land, shall obtain, and thereafter while this Lease is in effect shall maintain, adequate Workers' Compensation Insurance.

          19. Assignment Except as provided in this Paragraph, the interest of either Lessor or Lessee under this Lease may be assigned, devised or otherwise transferred in whole or in part, by ____ and by depth or zone and the rights and obligations shall extend to their respective heirs, devisees, executors, administrators, successors and assigns. No change in Lessor's ownership shall have the effect of reducing the rights or enlarging the obligations of Lessee under this lease and no change in ownership shall be binding on Lessee until sixty (60) days after Lessee has been furnished the original or certified or duly authenticated copies of the documents establishing such change of ownership to the satisfaction of Lessee. Lessee shall not transfer, assign or reassign its interest in whole or in part in this Lease without the consent of Lessor, which consent shall not be unreasonably withheld, provided that this Lease may be hypothecated for the benefit of any creditor of Lessee or Lessee's successor in interest. If Lessee transfers its interest under this Lease in whole or in part,
Lessee shall be

                                      -10-

relieved of all obligations thereafter arising with respect to the transferred interest, and failure of the transferee to satisfy such obligations with respect to the transferred interest shall not affect the rights of Lessee with respect to any interest not so transferred.

          20. Notice Any notice from the Lessor to the Lessee must be given by sending the same by registered or certified mail, postage prepaid, addressed to its office at 1301 Chelton Way, South Pasadena, California 91030, and any
notice from the Lessee to the Lessor must be given in the same manner addressed to the Lessor at 631 South Witmer Street, Los Angeles, California 90017. The
parties may, upon notice, change their said respective addresses for notice.

          21. Severability If any provision of this Lease shall be found or declared to be null, void or unenforceable for any reason whatsoever by any
Court of competent jurisdiction, then and in such event only such provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or conditions hereof, which remaining terms and conditions shall remain binding, valid and subsisting and in full force and effect between the parties, it being specifically understood and agreed that the provisions of this Lease are severable for the purposes of the provisions of this Paragraph. This Lease shall not in any event extend beyond such term as may be legally permissible under applicable laws, and should any such applicable law limit the term to less than that provided in Paragraph 3, then this Lease shall not be void but shall be deemed to be in existence for such term and no longer.

          22. Integration This Lease constitutes the entire agreement between the parties and supersedes all other agreements and understandings, whether oral or written, the parties may have in connection therewith, including the March 3,
1982. Letter of Intent to enter into this Lease, and may be modified or terminated only by a writing signed by the parties.

          23. Binding Effect This Lease shall extend to and be binding upon the heirs, executors, administrators, grantees, successors and assigns of the parties.

                                      -11-

          IN WITNESS WHEREOF the parties hereto have executed this Lease effective as of the date first written above.

HOLT GEOTHERMAL COMPANY                           MAGMA ENERGY, INC.

By: /s/ Illegible                                 By: /s/ Illegible
    ---------------------------                       --------------------------
    President                                         _______________________

Attest: /s/ Illegible                             Attest: /s/ Illegible
        -----------------------                           ----------------------
        Secretary                                         Secretary

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES   )

     On 31 August ______ before me, the undersigned a Notary Public in and for said County and State, personally appear__ Ben Holt, known to me to be the
President, an __________________________, known to me to be Secretary of ___
Geothermal Company, the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of the corporation therein named, an acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or resolution of its board of directors.

WITNESSETH my hand and official seal.

                                                  ------------------------------
/s/ Betty J. Peterson                             [SEAL]         OFFICIAL SEAL
-------------------------------                                BETTY J. PETERSON
Betty J. Peterson                                                _____________
                                                                    ________
                                                                 ______________
                                                  ------------------------------

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF LOS ANGELES   )

     On August 31 1_93 before me, the undersigned, a Note Public in and for said
County and State, personally appear_______________, known to me to be the
___________, a__ _________________, known to me to be Secretary of Mat_____
Energy, Inc., the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument behalf of the corporation therein named, and acknowledged to me t__ such corporation executed the within instrument pursuant to its laws or resolution of its board of directors.

WITNESSETH my hand and official seal.

                                                  ------------------------------
/s/ Illegible                                     [SEAL]         OFFICIAL SEAL
-------------------------------                                APRIL _ ________
________________                                     NOTARY PUBLIC - CALIFORNIA
                                                                    ________
                                                        ______________ 27, 19__
                                                  ------------------------------

                                  EXHIBIT "A"

                                    Parcel A

          Those patented placer mining claims in the Mammoth Mining District,
County of Mono, State of California, known and described in the Patent as follows:

          WHITE OWL NO. 2 claim, embracing Section 32, West half of Northwest quarter of Northeast quarter;

          WHITE OWL NO. 3 claim, embracing Section 32, Northwest quarter of
Southwest quarter of Northeast quarter, and

          WHITE OWL NO. 5 claim, embracing Section 32, North half of Southeast quarter of Northwest quarter;

according to the official plat of said land approved January 23, 1857.

          EXCEPTING THEREFROM any veins or lodes of quartz, or other rock in place bearing gold, silver, cinnabar, lead, tin, copper or other valuable deposits within the land above described, which may have been discovered or known to exist on or prior to November 20, 1950.

          Subject to rights of way, easements, and rights (other than ownership of or rights to receive any rents or royalties on geothermal resources in, under or that may be produced from said land) of record.

                                    Parcel B

          Southwest quarter of the Northwest quarter of Section 32, Township 3
South, Range 26 East, M.D.M., in the County of Mono, State of California,
according to the official Plat thereof filed in the District Land office on June
23, 1857.

          EXCEPTING THEREFROM the surface of the Southwesterly three (3) acres, more or less, occupied by a lumberyard as of the data of this Lease.

          Subject to rights of way, easements, and rights (other than ownership of or rights to receive any rents or royalties on geothermal resources in, under or that may be produced from said land) of record.

                                   EXHIBIT E

                            POWER PURCHASE AND SALES

                             TERMINATION AGREEMENT

                            POWER PURCHASE AND SALES
                              TERMINATION AGREEMENT

     This Power Purchase and Sales Termination Agreement (the "Termination
Agreement") is made and entered into effective as of the last date written below
(the "Effective Date") by and between the parties set forth herein.

1.   PARTIES:

     The parties to this Termination Agreement are: Pacific Lighting Energy
Systems ("Pacific"), a California corporation, and Southern California Edison
Company ("Edison"), a California corporation, individually "Party" and collectively "Parties".

2.   RECITALS:

     This Agreement is made with reference to the following facts, among others:

     2.1 This Termination Agreement is made and entered into with reference to concurrent effectiveness of that certain Amended and Restated Power Purchase and
Sales Agreement which supercedes and replaces, in all terms and conditions, the original Mammoth Power Purchase and Sales Agreement between Mammoth-Pacific, a
California general partnership, and Edison, executed on October 20, 1983, and
Amendment No. 1 thereto, executed on October 20, 1983;

     2.2 Pacific Geothermal Company, a California corporation, and a wholly owned subsidiary of Pacific, is a general partner of Mammoth-Pacific. Pacific is
"Seller" with regard to each of the landfill project Power Purchase and Sales
Agreements identified in Section 3.1 of this Termination Agreement, as such term is defined in each such landfill project Power Purchase and Sales Agreement.

     2.3 The Parties desire, by this Termination Agreement, to establish the terms, conditions and obligations pursuant to which they can accomplish the termination of certain landfill project Power Purchase and Sales Agreements and the provision of certain documentation and services to Edison under certain specified circumstances.

                                       -1-

3.   AGREEMENT:

     The Parties agree as follows:

     3.1 Pacific and Edison agree that the following existing landfill project
Power Purchase and Sales Agreements, currently in effect between the Parties shall be terminated and all rights and obligations thereunder shall cease, concurrent with the Effective Date of the Amended and Restated Power Purchase
and Sales Agreement:

PROJECT        MW
-------       ----
Teapot Dome    0.9
Yucaipa        0.5
Woodville      0.9
Cajon Pass     1.0
Colton         1.5
Fontana        1.5
Visalia        2.0
San Timoteo    5.0
Chiquita       2.0
              ----
      TOTAL   15.3

     3.2 At such time as the Amended and Restated Power Purchase and Sales
Agreement becomes effective, Pacific shall not develop, either entirely on its own account or as part owner, any of the landfill projects that are terminated pursuant to Section 3.1, above, for a period ending on January 1, 1996.

     3. Pacific shall provide documentation to justify the economic value attributed to the landfill projects described in Section 3.1, above, as may be reasonably requested by Edison for the purpose of California Public Utilities
Commission review on a one-time basis during the time period from the Effective
Date of this Termination Agreement until such time as Mammoth-Pacific shall have satisfied its obligations pursuant to Section 15.1.3 of the Amended and Restated
Power Purchase and Sales Agreement. Pacific shall also provide testimony by in-house witnesses experienced in the evaluation of landfill projects, as may be reasonably requested by Edison, with regard to the Amended and Restated Power
Purchase and Sales Agreement, and an economic analysis of the value of the terminated landfill projects described in Section 3.1, above on a one-time basis within the same time period.

                                       -2-

4.   CONFIDENTIAL AND PROPRIETARY INFORMATION

     4.1 The Parties agree that the terms and conditions set forth in this
Termination Agreement shall be maintained in confidence, and neither Party shall disclose any such information to any third party without the prior consent of the other.

     4.2 Edison shall maintain in confidence, and shall use only for the purposes of this Termination Agreement, information it may receive from Pacific concerning the landfill projects described in Section 3, above.

     4.3 The obligations of confidentiality set forth in Sections 4.1 and 4.2, above, shall not apply to (i) information already known to the receiving Party when received from the other Party; (ii) information which is known or becomes known to the general public through acts of others than the Party hereto charged with the obligation to maintain it in confidence; and (iii) information received without restriction from a third party who did not acquire it directly or indirectly from the other Party.

     4.4 Any Party required by any law, rule, regulation or order to disclose information which is otherwise required to be maintained in confidence pursuant to this Section 4 or where such disclosure is required in connection with the assertion of any claim or defense in judicial or administrative proceedings involving a Party, may make such disclosure notwithstanding the provisions of this Section 4; provided, however, that the Party otherwise required to make such disclosure shall inform the other Party thereof and shall cooperate to the maximum extent practicable to minimize the disclosure of any such information.
The Party so disclosing such information shall use reasonable efforts to obtain proprietary or confidential treatment of such information by the third party to whom such information is so disclosed, including in such Party's judgment and to the extent such remedies are available, seeking protective orders limiting the dissemination and use of such information. This Termination Agreement does not alter the rights of either Party to object to any such disclosure to any third party, to the extent such rights are permitted by law, rule, regulation or order.

5.   NO THIRD PARTY BENEFICIARIES:

          This Termination Agreement is for the sole benefit of the Parties and shall not be construed as granting rights to any person or entity other than the Parties or imposing obligations on either Party to any person or entity other than the Parties.

                                       -3-

6.   NOTICES:

          Except as otherwise specifically provided in this Termination
Agreement, any demand, notice, or request from one Party to the other, shall be given in writing and shall be deemed properly given, if delivered in person or sent by registered or certified mail to the persons specified below:

               Pacific Lighting Energy Systems
               6055 East Washington Boulevard
               Commerce, CA 90040
               Attention: President

               Southern California Edison Company
               2244 Walnut Grove Avenue
               Post Office Box 800
               Rosemead, CA 91770
               Attention: Manager, Cogeneration & Small Power

7.   GOVERNING LAW:

          This Termination Agreement shall be interpreted, governed by, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

8.   INTEGRATION:

          This Termination Agreement constitutes the entire agreement and understanding between the Parties as to the subject matter of this Termination
Agreement. Prior agreements, commitments or representations express or implied, and discussions between the Parties hereto shall not be construed to be a part of this Termination Agreement unless contained in this Termination Agreement.

                                       -4-

9.   AUTHORIZATION:

          The Parties hereto represent that they have been appropriately authorized to enter into this Termination Agreement.

PACIFIC LIGHTING ENERGY SYSTEMS,    SOUTHERN CALIFORNIA EDISON
a California corporation            COMPANY, a California
                                    corporation

By: /s/ Illegible                   By: /s/ Illegible
    ----------------------------        ----------------------------------------

Date: 12/1/86                       Date: DEC 8, 1986

                                         ---------------------------------------
                                                    APPROVED AS TO FORM:
                                                        ___________
                                         Vice President and General ______

                                         By  /s/ Illegible
                                             -----------------------------------
                                             Attorney

                                         Dec. 2, 1986
                                         ---------------------------------------

                                       -5-

--------------------------------------------------------------------------------

                                    EXHIBIT F

                             EFFECTIVE NET CAPACITY

                                AND NET CAPACITY

--------------------------------------------------------------------------------

                                    EXHIBIT F

                    Effective Net Capacity and Net Capacity

F.1 Effective Net Capacity

          The monthly Effective Net Capacity for the determination of the
Monthly Capacity Factor in Section 15.5.1 shall be based on the following values, adjusted for differences in the billing cycle:

             EFFECTIVE NET CAPACITY AND AMBIENT TEMPERATURE BY MONTH
                        (AVERAGE TEMPERATURE FOR MONTH*)

                        Expected
        Degrees F*   Capacity (kW)
        ----------   -------------
Jan.       33.5           8140
Feb.       32.2           8244
Mar.       34.7           8044
Apr.       44.1           7126
May        50.9           6398
June       62.2           51_7
July       63.9           5005
Aug.       63.8           _015
Sept.      49.7           6526
Oct.       43.9           7148
Nov.       33.8           8116
Dec.       25.2           8260

*    Based on actual temperatures recorded at the plant site every two hours during the period February, 1985 to July, 1986.

                  EFFECTIVE NET CAPACITY PER BILLING PERIOD **

              (Using an assumed billing cycle of the 15th to 15th)

Billing Period       Expected Capacity (kW)
--------------       ----------------------
  01/15-02/15    :            8192
  02/15-03/15    :            8144
  03/15-04/15    :            7565
  04/15-05/15    :            6762
  05/15-06/15    :            5793
  06/15-07/15    :            5096
  07/15-08/15    :            5010
  08/15-09/15    :            5771

                                        1

  09/15-10/15    :            6_37
  10/15-11/15    :            7632
  11/15-12/15    :            81__
  12/15-01/15    :            8200

     **   Effective net capacity is derived from extrapolated points on the net capacity versus ambient temperature curve, attached below.

     These values may be revised periodically, based an mutual agreement of the operating representatives.

F.2 Net Capacity

The Net Capacity values, required under Section 4.21 and to be used in the administration of the Availability Factor in Section 15.5.2.1, shall be:

NET CAPACITY IN KILOWATTS FOR TWO UNITS AT VARIOUS AMBIENT TEMPERATURES

TEMP

DEG     F     0      1      2      3      4      5      6      7      8      9
            ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
       10   8260   8260   8260   8260   8260   8260   8260   8260   8260   8260
       20   8260   8260   8260   8260   8260   8260   8260   8260   8260   8260
       30   8260   8260   8260   8180   8100   8020   7940   7860   7780   7673
       40   7566   7459   7351   7244   7137   7030   6923   6816   6709   6601
       50   6494   6387   6280   6173   6066   5959   5851   5744   5637   5530
       60   5423   5316   5209   5101   4994   4887   4780   4673   4566   4459
       70   4351   4244   4137   4030   3923   3816   3709   3601   3494   3387
       80   3280   3173   3066   2959   2851   2744   2637   2530   2423   2316

These values shall be reduced by fifty percent (50%) during scheduled maintenance on one unit and shall be reduced to zero (0) during scheduled maintenance on both units of the Project. These values may be revised periodically upon mutual agreement of the operating representatives.

                                        2

--------------------------------------------------------------------------------

                                   EXHIBIT G

                               GUARANTY AGREEMENT

--------------------------------------------------------------------------------

                               GUARANTY AGREEMENT

          IN ORDER to induce Southern California Edison, a California corporation ("Edison"), to accept and purchase energy and capacity from
Mammoth-Pacific ("Seller"), a California general partnership of which Pacific
Geothermal Company ("Pacific") is a general partner, and which is a subsidiary of Pacific Lighting Energy Systems ("Guarantor"), Guarantor hereby unconditionally guarantees to Edison the performance of Seller in the event that
Seller fails or refuses to make payments required by Sections 6.6, 15.1.5, or
15.3 (the "Obligations") of that certain Amended and Restated Power Purchase and
Sales Agreement by and between Edison and Seller of even date herewith (the
"Agreement"); specifically, Guarantor hereby agrees to guarantee and insure payment to Edison of unearned capacity payments pursuant to Seller's exercise of its option in accordance with the provisions of Section 6.6 of the Agreement; to insure payment to Edison of any excess monthly energy and capacity payments in accordance with the provisions of Section 15.1.5 of the Agreement; and to insure payment to Edison of any energy payment refunds and megawatt hour credits in accordance with Section 15.3 of the Agreement.

          This Guaranty Agreement shall be governed by the following conditions:

          1. This Guaranty Agreement insures payment by Guarantor of Seller's
Obligations under each of Sections 6.6, 15.1.5, and 15 3 of the Agreement. In the event that Seller fails or refuses, upon demand by Edison, to perform such
Obligations, or each of them, Guarantor shall pay to Edison the amount of such
Obligations, and each of them, provided however that the total sum guaranteed hereunder shall not exceed $1.3 million. The amount of Guarantor's payments under this agreement shall be reduced to the extent of any payments made pursuant to Section 15.1.4 of the Agreement or any prepayment pursuant to
Section 15.4.1 of the Agreement.

          2. This Guaranty Agreement shall continue in full force and effect until the Obligations are fully performed and discharged or expire in accordance with their terms. The Obligations shall not be considered fully performed and discharged unless and until all payments by Seller to Edison are no longer subject to any right on the part of any person whomsoever, including, but not limited to, Seller, Seller as a debtor-in-possession and/or any trustee in bankruptcy, to set aside such payments or seek to recoup the amount of such payments, or any part thereof.

                                       -1-

          3. This Guaranty Agreement shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Edison's successors and assigns.

          4. No modification of this Guaranty Agreement shall be effective for any purpose unless it is in writing and executed by an officer of Edison authorized to do so. This Guaranty Agreement merges all negotiations, stipulations and provisions relating to the subject matter of this Guaranty
Agreement which preceded or may accompany the execution of this Guaranty
Agreement.

          5. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California.

          6. Guarantor shall, as provided in Section 15.3.3 of the Agreement, deliver to Edison an audited financial statement and Dun and Bradstreet credit report each year for the period of time that the security is required. In addition to the foregoing, Edison shall have the right to utilize any other relevant information it may possess or obtain in order to evaluate the acceptability of the security. In the event that the audited financial statement, Dun and Bradstreet report or other relevant information change materially according to accepted business practices during the period the security is in effect, Edison shall have the right to require replacement security.

          IN WITNESS WHEREOF, the undersigned has executed this Guaranty
Agreement as of the 1st day of December, 1986.

                                         PACIFIC LIGHTING ENERGY SYSTEMS

                                         By: /s/ Illegible
                                             -----------------------------------

                                       -2-